REORGANIZATION AGREEMENT

           Relating to the Acquisition of All of the Capital Stock of

                 AMERICAN INDEPENDENT INSURANCE HOLDING COMPANY

                                       by

                             ARCH CAPITAL GROUP LTD.



                          Dated as of December 31, 2000

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                                TABLE OF CONTENTS

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
1.       Definitions..........................................................................................2

2.       Purchase and Sale of Common Stock...................................................................10
         2.1      Purchase and Sale..........................................................................10

2A.      Redemption of Common Stock..........................................................................10
         2A.1     Redemption.................................................................................10

3.       Cancellation of Indebtedness; Warrants; Options; Contribution to Capital of ACGL Notes..............11
         3.1      TDH Notes..................................................................................11
         3.2      Warrants, Options, Etc.....................................................................11
         3.3      Contribution to Capital of ACGL Notes......................................................11
         3.4      Escrow Interest............................................................................11

4.       Lawsuit Proceeds....................................................................................12
         4.1      Allocation of Lawsuit Proceeds.............................................................12
         4.2      Certain Matters Related to the Lawsuits....................................................13

5.       Closing.............................................................................................14

6.       Representations and Warranties of the Selling Stockholders..........................................15
         6.1      Corporate Existence and Power..............................................................15
         6.2      Authorization, Execution, Enforceability...................................................16
         6.3      Capitalization of the Company..............................................................16
         6.4      Subsidiaries; Other Interests..............................................................17
         6.5      No Contravention, Conflict, Breach, Etc....................................................17
         6.6      Consents...................................................................................18
         6.7      No Existing Violation, Default, Etc........................................................18
         6.8      Licenses and Permits.......................................................................18
         6.9      Title to Properties........................................................................19
         6.10     Taxes......................................................................................19
         6.11     Litigation.................................................................................19
         6.12     Labor Matters..............................................................................20
         6.13     Contracts..................................................................................20
         6.14     Finder' Fees...............................................................................21
         6.15     Financial Statements.......................................................................21
         6.16     Employee Benefits..........................................................................21
         6.17     Contingent Liabilities.....................................................................23


                                        i
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         6.18     No Material Change.........................................................................23
         6.19     Insurance Matters..........................................................................24
         6.20     Automobile Lease Payments..................................................................25
         6.21     Lederman Surplus Notes.....................................................................25
         6.22     Individual Selling Stockholder Representations and Warranties..............................25

7.       Representations and Warranties of ACGL..............................................................26
         7.1      Organization, Good Standing, Power, Authority, Etc.........................................26
         7.2      Ownership of the ACGL Notes................................................................26
         7.3      Consents...................................................................................27
         7.4      Finder's Fees..............................................................................27

8.       Representations and Warranties of TDH...............................................................27
         8.1      Organization, Good Standing, Power, Authority, Etc.........................................27
         8.2      Ownership of the TDH Notes.................................................................27
         8.3      Warrant Cancellation.......................................................................27

9.       Covenants...........................................................................................27
         9.1      Business in the Ordinary Course............................................................28
         9.2      Certain Actions............................................................................28
         9.3      Accounting Changes.........................................................................30
         9.4      Capitalization, Options, Dividends and Payments............................................31
         9.5      Encumbrance of Assets......................................................................31
         9.6      Litigation During Interim Period...........................................................31
         9.7      Employee Matters...........................................................................31
         9.8      Notification of Certain Matters............................................................31
         9.9      Access to Company..........................................................................31
         9.10     Administration of Lawsuits.................................................................32
         9.11     No-Shop....................................................................................32
         9.12     Automobile Lease Payments..................................................................32

10.      Conditions Precedent to ACGL's Obligations..........................................................33
         10.1     Representations and Warranties.............................................................33
         10.2     Compliance with Agreements.................................................................33
         10.3     Resignations...............................................................................33
         10.4     Certificates...............................................................................33
         10.5     Litigation.................................................................................34
         10.6     Material Adverse Effect....................................................................34
         10.7     Third Party Consents.......................................................................34
         10.8     Hart-Scott-Rodino Act Filings..............................................................34
         10.9     Deliveries.................................................................................34
         10.10    Options; Warrants..........................................................................34


                                        ii
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         10.11    Outstanding Indebtedness...................................................................34
         10.12    [Intentionally Omitted]....................................................................34
         10.13    Audit......................................................................................34
         10.14    Legal Opinion..............................................................................34
         10.15    Minimum Capital and Surplus................................................................34
         10.16    Section 1445 Certificate...................................................................34

11.      Conditions Precedent to the Selling Stockholders' Obligations.......................................35
         11.1     Representations and Warranties.............................................................35
         11.2     Compliance with Agreement..................................................................35
         11.3     Third Party Consents.......................................................................35
         11.4     Hart-Scott-Rodino Act Filings..............................................................35
         11.5     Litigation.................................................................................35

12.      Conditions Precedent to TDH's Obligations...........................................................35
         12.1     Litigation.................................................................................35
         12.2     All Conditions Satisfied...................................................................35

13.      Termination.........................................................................................36
         13.1     Termination Events.........................................................................36
         13.2     Effect of Termination......................................................................36

14.      Survival of Representations and Warranties..........................................................37

15.      Indemnification.....................................................................................37

16.      Tax Matters.........................................................................................39

17.      Miscellaneous.......................................................................................40
         17.1     Expenses...................................................................................40
         17.2     Confidentiality............................................................................40
         17.3     Further Actions and Assurances.............................................................40
         17.4     Counterparts...............................................................................40
         17.5     Contents of Agreement; Parties in Interest, Etc............................................40
         17.6     New York Law to Govern; Venue..............................................................41
         17.7     Section Headings and Gender................................................................41
         17.8     Schedules and Exhibits.....................................................................41
         17.9     Notices....................................................................................41
         17.10    Antitrust Matters..........................................................................44
         17.11    Specific Performance.......................................................................44
         17.12    Acknowledgment by ACGL; Releases; etc......................................................44
         17.13    Modification and Waiver....................................................................45
         17.14    Invalid Provisions.........................................................................46


                                        iii
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         17.15    Third Party Beneficiaries..................................................................46
         17.16    Construction and Interpretation............................................................46

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                                        iv
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EXHIBITS

Exhibit A - List of Selling Stockholders and the Number of Shares Owned by Each
     Selling Stockholder

Exhibit B - List of Outstanding Options and Warrants to Purchase Shares of
     Common Stock

Exhibit C - Form of Company Counsel Opinion

Exhibit D - Form of Selling Stockholder Counsel Opinion

Exhibit E - Hypothetical Example of Allocation of Lawsuit Gross Proceeds

Exhibit F - Distribution of Lawsuit Net Proceeds



                                        v
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                            REORGANIZATION AGREEMENT


     This REORGANIZATION AGREEMENT (this "Agreement") is made and entered into as of this 31st day of December, 2000 by and among American Independent Insurance Holding Company, a Pennsylvania corporation (the "Company"), each of the entities listed on Exhibit A hereto (the "Selling Stockholders"), TDH Capital Partners, a Delaware business trust ("TDHCP"), TDH III, L.P., a Delaware limited partnership ("TDH III" and, together with TDHCP, "TDH"), and Arch Capital Group Ltd., a Bermuda corporation ("ACGL").

                                    RECITALS:

     WHEREAS, the authorized Capital Stock of the Company consists of 20,000,000 shares of Common Stock, of which 7,441 shares are issued and outstanding as of the date of execution hereof (such shares being held by the Selling Stockholders in the amounts set forth on Exhibit A hereto), and 5,000,000 shares of Preferred Stock, of which no shares are outstanding;

     WHEREAS, (i) ACGL holds the AGGL Notes (as defined herein) representing indebtedness of the Company in the aggregate principal amount of $8,500,000 and certain warrants to purchase Capital Stock of the Company and (ii) TDH holds a $2,000,000 subordinated note of the Company (the "TDH Subordinated Note") and two senior secured promissory notes of the Company aggregating $2,000,000 (the "TDH Senior Notes" and, together with the TDH Subordinated Note, the "TDH Notes"), with all of the TDH Notes representing indebtedness of the Company in the aggregate principal amount of $4,000,000, and certain warrants to purchase Capital Stock of the Company;

     WHEREAS, the Company is a party to certain Lawsuits (as defined herein) the potential proceeds of which shall be allocated according to the terms and subject to the conditions hereinafter set forth;

     WHEREAS, pursuant to a reorganization of the Company the terms and conditions of which are hereinafter set forth, (i) TDH will forgive the indebtedness, including accrued interest thereon, which is owed to it by the Company, (ii) the Selling Stockholders will have a portion of the shares of Capital Stock of the Company held by them redeemed by the Company, (iii) all warrants, options and direct or indirect rights to acquire Capital Stock of the Company (including the Warrants) will be cancelled, (iv) ACGL will acquire 100% of the then outstanding shares of Capital Stock of the Company and (v) immediately after the foregoing steps, ACGL will contribute the ACGL Notes to the Company as a contribution to capital of the Company;

     WHEREAS, the Selling Stockholders own all of the outstanding shares of Capital Stock of the Company in the individual amounts set forth on Exhibit A hereto, and


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                                       -2-




desire (i) to sell the number of shares of Capital Stock of the Company set forth under the heading "Shares to Be Purchased" on such exhibit to ACGL and
(ii) to have the number of shares of Capital Stock of the Company set forth under the heading "Shares to Be Redeemed" on such exhibit redeemed by the Company, on the terms and conditions set forth herein; and

     WHEREAS, subject to the terms and conditions set forth herein, each party hereto desires to consummate the transactions described in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. Definitions.

     For purposes of this Agreement and the Schedules attached hereto, the following terms shall have the meaning specified or referred to below unless the context requires otherwise:

     "ACGL" has the meaning set forth in the introduction to this Agreement.

     "ACGL Losses" has the meaning set forth in Section 15(a).

     "ACGL Notes" has the meaning set forth in Section 3.3.

     "ACGL Senior Note" has the meaning set forth in Section 3.3.

     "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person that is Controlled by or is under common Control with a Controlling Person; provided, however, that (x) ACGL and its Affiliates shall not be deemed Affiliates of the Company or any of its Subsidiaries and (y) each of the Company's other shareholders and its Affiliates shall be deemed Affiliates of the Company and its Subsidiaries (it being understood that, in the case of an individual shareholder, such shareholder's parent, spouse, issue, estate of such shareholder or parent, spouse or issue or trust for the benefit of such shareholder or parent, spouse or issue shall be deemed to be an Affiliate of such shareholder).

     "Agreements" has the meaning set forth in Section 6.13.

     "AIIC" means American Independent Insurance Company, a Pennsylvania corporation and a wholly owned Subsidiary of the Company.

     "Audited Financial Statements" has the meaning set forth in Section
6.15(a).


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                                       -3-



     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Breach" means, with respect to a representation, warranty, covenant, obligation or other provision of this Agreement, if there is, or has been, any inaccuracy in any such representation or warranty at the time it was made, or any failure to perform or comply with any such covenant, obligation or other provisions.

     "Business Day" means any day except a Saturday, Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

     "Capital Stock" means, with respect to any Person, any and all shares, partnership interests or equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the date hereof or hereafter issued.

     "Claim" has the meaning set forth in Section 15(c)(i).

     "Class A Warrant Certificate" means a warrant certificate, substantially in the form of Exhibit B-1 to the SPA 1999 or Exhibits B-1 or B-2 to the SPA 1997.

     "Class A Warrants" means warrants to purchase Common Stock evidenced by one or more Class A Warrant Certificates.

     "Class B Warrant Certificate" means a warrant certificate, substantially in the form of Exhibit B-2 to the SPA 1999 or Exhibit B-3 to the SPA 1997.

     "Class B Warrants" means warrants to purchase Common Stock evidenced by one or more Class B Warrant Certificates.

     "Class C Warrant Certificate" means a warrant certificate, substantially in the form of Exhibit B-1 to the SPA 2000.

     "Class C Warrants" means warrants to purchase Common Stock evidenced by one or more Class C Warrant Certificates.

     "Class D Warrant Certificate" means a warrant certificate, substantially in the form of Exhibit B-2 to the SPA 2000.

     "Class D Warrants" means warrants to purchase Common Stock evidenced by one or more Class D Warrant Certificates.

     "Closing Date" has the meaning set forth in Section 5.

     "Closing Time" has the meaning set forth in Section 5.

     "COBRA" has the meaning set forth in Section 6.16(j).

     "Common Stock" means the common stock of the Company.

     "Company" has the meaning set forth in the introduction to this Agreement.

     "Company Counsel" means Morgan, Lewis & Bockius LLP or other counsel for the Company and its Subsidiaries satisfactory to ACGL.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or interests, by contract or otherwise.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under any Financing Lease, (v) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (vi) Disqualified Capital Stock of such Person, (vii) Preferred Stock of any Subsidiary of such Person, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an event of default or which with the giving of notice or lapse of time or both would, unless cured within the stated time period or waived, become an event of default.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, or requires the payment of any dividends.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Group" means the Company and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Financial Statements" has the meaning set forth in Section 6.15(b).

     "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Fully Diluted Basis" means after giving effect to the exercise of all outstanding options, warrants and other rights to purchase Capital Stock of the Company and the conversion or exchange of all securities convertible or exchangeable into Capital Stock of the Company (whether or not then exercisable, exchangeable or convertible and whether or not "in the money"), including all Warrants issuable hereunder.

     "GAAP" means, at any particular time, United States generally accepted accounting principles at such time.

     "Gitterman Letter" has the meaning set forth in Section 4.1(b).

     "Governmental Entity" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, including any insurance regulatory authority or agency.

     "Guarantee" by any Person means (a) any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

     "HSR Act" has the meaning set forth in Section 17.10.

     "Indemnified Party" has the meaning set forth in Section 15(a).

     "Indemnifying Party" has the meaning set forth in Section 15(a).

     "Insurance Acts" means all applicable insurance laws and the applicable rules and regulations thereunder.

     "Insurance Department" means the Department of Insurance of the Commonwealth of Pennsylvania.

     "Insurance License" means a Permit from the Insurance Department or any other department of insurance of any other jurisdiction.

     "Insurance Subsidiaries" means (i) American Independent Insurance Company and (ii) each other Subsidiary of the Company engaged in an insurance business.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, time deposit or otherwise.

     "IRS" has the meaning set forth in Section 6.10(a).

     "Katz" means Arnold M. Katz and/or BCI Holdings, Inc. and any of its affiliated and/or subsidiary corporations.

     "Lawsuit Gross Proceeds" has the meaning set forth in Section 4.1.

     "Lawsuit Net Proceeds" has the meaning set forth in Section 4.1(d).

     "Lawsuits" shall mean the State Lawsuits together with the Lederman Lawsuits and any other lawsuits or other actions which may arise out of or be in relation to or in connection with such lawsuits, whether or not involving the same claims or facts based on similar claims.

     "Lederman Lawsuits" means the Company's lawsuits against Charles M. Lederman, et al. (captioned American Independent Insurance Company, et al. v. Charles M. Lederman, et al., United States District Court for the Eastern District of Pennsylvania, Civil Action No. 97-4153) or any other lawsuits by or on behalf of the Company against or involving Charles M. Lederman.

     "Lederman Surplus Notes" means the Surplus Note, principal amount $1,080,000, issued by the Company to Charles Lederman, the Surplus Note, principal amount $420,000, issued by the Company to Charles Lederman and the Surplus Note, principal amount $129,032, issued by the Company to Charles Lederman as identified on the disclosure schedules to this Agreement or any other surplus notes issued by the Company to Charles Lederman.

     "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, voting trust agreement, assignment by way of security, restriction on voting or transfer, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or adverse claim of any kind, whether arising by contract or under law or otherwise (including any Financing Lease having substantially the same economic ef-fect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

     "Losses" has the meaning set forth in Section 15(a).

     "Material Adverse Effect" has the meaning set forth in Section 6.1(b).

     "Multiemployer Plan" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NAIC" means the National Association of Insurance Commissioners.

     "NOLCs" has the meaning set forth in Section 6.10(b).

     "Notifying Party" has the meaning set forth in Section 15(c)(i).

     "Officers' Certificate" means a certificate executed on behalf of the Company by the Chief Executive Officer or President and by its Chief Financial Officer, its Treasurer or any other officer acceptable to ACGL; provided, however, that the Officers' Certificate with respect to the compliance with a condition precedent to the Closing Date shall include (i) a statement that the signers have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permits" means all domestic and foreign licenses, permits, consents, franchises, orders, authorizations, clearances, certificates, and approvals, including from Governmental Entities.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or con-tributed to, by any Person which was at the time a member of such ERISA Group for employees of any Person which was at the time a member of the ERISA Group.

     "Prime Bank Warrant" means the common stock purchase warrant issued to Prime Bank pursuant to the Warrant Agreement between the Company and Prime Bank dated as of February 24, 1999.

     "Post-Closing Tax Attributes" has the meaning set forth in Section 4.1.

     "Purchase Price" has the meaning set forth in Section 2.1.

     "Purchased Shares" has the meaning set forth in Section 2.1.

     "Redeemed Shares" has the meaning set forth in Section 2A.1.

     "Reinsurance Arrangements" has the meaning set forth in Section 6.19(e).

     "Related Person" means any director, officer or employee of the Company or any of its Subsidiaries who is also an equity or debt holder of the Company or any of its Subsidiaries.

     "Returns" has the meaning set forth in Section 6.10(a).

     "Selling Stockholder" has the meaning set forth in the introduction to this Agreement.

     "Shares" has the meaning set forth in Section 2A.1.

     "SPA 1997" means the Subordinated Note and Warrant Purchase Agreement dated as of December 31, 1996 and executed on February 20, 1997 among the Company, TDHIII and the other parties thereto and the Securities Purchase Agreement dated as of December 31, 1996 among the Company, Risk Capital Reinsurance Company and the other parties thereto.

     "SPA 1999" means the Securities Purchase Agreement dated as of February 24, 1999 by and among the Company, Risk Capital Reinsurance Company, TDH and the other parties thereto.

     "SPA 2000" means the Securities Purchase Agreement dated as of March 6, 2000 by and among the Company, Risk Capital Holdings, Inc. (the predecessor of
ACGL) and the other parties thereto.

     "State Lawsuits" shall mean: (i) the Company's lawsuit against Coopers & Lybrand (captioned American Independent Insurance Company, et al. v. Coopers & Lybrand, Court of Common Pleas, Philadelphia County, June Term, 1988, No. 880), and (ii) the Com-pany's lawsuit against Dilworth, Paxson, Kalish & Kaufman (captioned American Independent Insurance Company v. Dilworth, Paxson, Kalish & Kaufman, Court of Common Pleas, Philadelphia County, June Term, 1998).

     "Statutory Accounting Principles" means generally accepted statutory accounting principles for property and casualty insurance companies domiciled in the Commonwealth of Pennsylvania.

     "Straddle Period" has the meaning set forth in Section 16(b).

     "Subsidiary" means, with respect to any Person, (i) any corporation or other entity of which more than 50% of the Capital Stock or other ownership interests having ordinary voting power to elect more than 50% of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a greater than 50% equity interest.

     "Taxes" means (i) any and all federal, state, provincial, local and foreign income, profits, estimated, alternative minimum, franchise, sales, value added, use, employment, payroll, occupation, real property, personal property, excise, gross receipts, license, customs, duties, capital stock, windfall profit, withholding, social security (or similar), unemployment, disability, registration, and other taxes, assessments, imposts, fees, charges or duties of any kind whatsoever, (ii) any interest, additions to tax and penalties with respect to any item described in clause (i) hereof and (iii) any transferee, successor, joint and several or contractual liability (including liability as an indemnitor, guarantor, surety or in a similar capacity, or liability pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any comparable state, local or foreign provision)) in respect of any item described in clause (i) or (ii) hereof.

     "TDH" has the meaning set forth in the introduction to this Agreement. For clarity, TDH is not a Selling Stockholder.

     "TDH III" has the meaning set forth in the introduction to this Agreement.

     "TDHCP" has the meaning set forth in the introduction to this Agreement.

     "TDH Notes" has the meaning set forth in the introduction to this Agreement.

     "TDH Senior Notes" has the meaning set forth in the introduction to this Agreement.

     "TDH Subordinated Notes" has the meaning set forth in the introduction to this Agreement.

     "Threatened" means, with respect to any Person, that such Person has received any written demand, statement or other notice with respect to a proceeding, claim, dispute or other matter.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "Unaudited Financial Statements" has the meaning set forth in Section 6.15(b).

     "Unfunded Liabilities" means, with respect to any Plan of the ERISA Group at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan using the actuarial assumptions used for purposes of Section 412 of the Internal Revenue Code.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants.

     "Warrants" means the Class A Warrants, Class B Warrants, Class C Warrants and the Class D Warrants.

     "Wilstein Group" means David Wilstein, Leonard Wilstein, Denise Wilstein, Gary Wilstein and Ronald Wilstein, considered together.

     2. Purchase and Sale of Common Stock.

          2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, ACGL agrees to pay and deliver to the Selling Stockholders, in the respective amounts set forth opposite each Selling Stockholder's name under the heading "Purchase Price Allocation" on Exhibit A attached hereto, on the Closing Date, the purchase price (the "Purchase Price") in the aggregate amount of $1,250,000, by wire transfer of immediately available funds to an account designated by each Selling Stockholder in writing at least two (2) Business Days prior to the Closing Date, and each of the Selling Stockholders agrees to sell and deliver to ACGL, on the Closing Date, the number of shares of Common Stock set forth opposite such Selling Stockholder's name under the heading "Shares to Be Purchased" on Exhibit A attached hereto (in the aggregate, the "Purchased Shares").

     2A. Redemption of Common Stock.

          2A.1 Redemption. Subject to the terms and conditions of this Agreement, each of the Selling Stockholders agrees to deliver to the Company for redemption, certificates representing the number of shares of Common Stock set forth opposite such Selling Stockholder's name under the heading "Shares to Be Redeemed" on Exhibit A attached hereto (in the aggregate, the "Redeemed Shares" and together with the Purchased Shares, the "Shares"), on the Closing Date, in exchange for the right to receive a distribution with respect to any proceeds received as a result of the final adjudication or settlement of the Lawsuits, but in only in the amounts as provided under Section 4 and as set forth on Exhibit F attached hereto.

     3. Cancellation of Indebtedness; Warrants; Options; Contribution to Capital of ACGL Notes.

          3.1 TDH Notes. TDH and the Company hereby agree that effective on the Closing Date, the Company's obligations in the aggregate principal amount of $4.0 million owing to TDH pursuant to the TDH Notes will be deemed to be satisfied in full and all obligations under such promissory notes will terminate. In consideration for such cancellation, TDH shall receive its allocation of the Lawsuit Net Proceeds as provided under Section 4 hereof and as set forth on Exhibit F attached hereto. On the Closing Date, TDH agrees to return to the Company promptly the originally executed TDH Notes evidencing the obligations thereunder marked "Cancelled."

          3.2 Warrants, Options, Etc. The Company and each other party to this Agreement will take (on its or his own behalf) all necessary actions so that effective at or prior to the Closing Time (a) any and all securities of the Company directly or indirectly exercisable or exchangeable for or convertible into Capital Stock of the Company (including all warrants and stock options listed on Exhibit B attached hereto) will be permanently cancelled and retired and (b) the Company's stock option plan and all stockholders or other agreements relating directly or indirectly to the Capital Stock of the Company, including , without limitation, the Amended and Restated Stock Restriction Agreement dated as of March 6, 2000 and the Amended and Restated Restated Registration Rights Agreement dated as of March 6, 2000, will be terminated in their entirety and have no further force and effect whatsoever.

          3.3 Contribution to Capital of ACGL Notes. ACGL and the Company hereby agree that immediately after the Closing Time, ACGL will contribute to the capital of the Company the Company's obligations in the aggregate principal amount of $8.5 million owing to ACGL pursuant to the Promissory Note dated March 6, 2000 and the Promissory Note dated February 24, 1999 (the "ACGL Senior Note" and together with the March 6, 2000 note, the "ACGL Notes").

          3.4 Escrow Interest. At the closing, (i) the Company and TDH shall direct the collateral account agent in respect of the TDH Senior Notes to pay the principal balance of $2,000,000 in such collateral account to the Company and accrued interest and dividends to the Closing Date to TDH and (ii) the Company and ACGL shall direct the collateral account agent in respect of the ACGL Notes to pay the aggregate principal balance of $8,500,000 in such collateral accounts to the Company and accrued interest to the Closing Date to ACGL.

     4. Lawsuit Proceeds.

          4.1 Allocation of Lawsuit Proceeds. If any Person directly or indirectly collects any money or property pursuant to the Lawsuits (the "Lawsuit Gross Proceeds"), such Lawsuit Gross Proceeds shall immediately be paid over to the Company (and not to Lewis Small or any other Person) and the Company shall pay out the Lawsuit Gross Proceeds (net of any Taxes imposed or expected to be imposed on the Company or any Subsidiary in connection with such proceeds), in the following order of priority, to:

          (a) FIRST, the Company to cover any and all unpaid fees and expenses incurred in connection with the Lawsuits, including any payments made under contingency fee arrangements agreed upon with legal counsel prior to the Closing Date (which payments shall also include any payments made in settlement of claims arising under or concerning the matters covered by such contingency fee arrangements) and any expenses paid by the Company pursuant to clause (iv) of Section 9.10 hereof;

          (b) SECOND, in the event that the Company receives Lawsuit Gross Proceeds in excess of the amounts allocated to Persons pursuant to clause
     (a) above, Frederick Gitterman pursuant to the letter agreement between the Company and Frederick Gitterman dated as of February 6, 1996 (the "Gitterman Letter");

          (c) THIRD, in the event that (i) the Company receives aggregate Lawsuit Gross Proceeds in excess of $4.0 million, 9.375% of the amount by which such Lawsuit Gross Proceeds exceed $4.0 million up to an aggregate amount of $10.0 million to the Selling Stockholders in the percentages set forth on Exhibit A, payable within thirty calendar days after the Lawsuit Gross Proceeds are received by the Company (subject to the last sentence of this Section 4.1(c)); (ii) in addition to the payment in clause (i) above, there is a final adjudication of any of the Lawsuits yielding aggregate Lawsuit Gross Proceeds in excess of $10.0 million, $187,500 to the Selling Stockholders in the percentages set forth on Exhibit A, payable after the Lawsuit Gross Proceeds are received by the Company; and (iii) in addition to the payments in clauses (i) and (ii) above, there is a final adjudication by Judge Rutter of any of the Lawsuits yielding aggregate Lawsuit Gross Proceeds in excess of $11.0 million, an additional $62,500 to the Selling Stockholders in the percentages set forth on Exhibit A, payable after the Lawsuit Gross Proceeds are received by the Company. All payments due under this Section 4.1(c) are due within thirty calendar days after the Lawsuit Gross Proceeds are received by the Company, unless there is a reasonable third-party demand against such Lawsuit Gross Proceeds. Failure to pay within thirty calendar days in the absence of a reasonable third-party demand will result in interest at a rate of twelve percent; and

          (d) FOURTH, in the event that the Company receives Lawsuit Gross Proceeds in excess of the amounts allocated to Persons pursuant to clauses
     (a) - (c) above ("Lawsuit Net Proceeds"), but subject to Sections 4.2(d) and 4.2(e) below, to the parties and in the amounts set forth on Exhibit F hereto, with amounts to the Selling Stockholders to be paid in the percentages set forth on Exhibit A.

          The amount of Taxes imposed or to be imposed on the Company or any Subsidiary in connection with the Lawsuit Gross Proceeds (as noted above) shall be determined on an incremental basis (i.e. by determining the excess of (i) the expected Tax liability of the Company and its Subsidiaries taking the actual Gross Lawsuit Proceeds into account over (ii) the hypothetical expected Tax liability of the Company and its Subsidiaries if the amount of the Gross Lawsuit Proceeds were zero). In making the computations described in the preceding sentence, no net operating losses or other Tax attributes of the Company or any Subsidiary that arise in a taxable period, beginning on or after the Closing Date (the "Post-Closing Tax Attributes") shall be taken into account (i.e., the foregoing tax computations shall be made as if any Post-Closing Tax Attributes did not exist). The portion of any net operating losses or other Tax attributes that arise in a Straddle Period that will be considered Post-Closing Tax Attributes for purposes of the preceding sentence shall be determined in a manner consistent with the methodology selected by ACGL for applying Section 382 of the Internal Revenue Code to such Straddle Period (i.e. either a pro-rata allocation or a closing of the books).

          Any payments made under this Section 4 to TDH shall be made to the account(s) of TDHCP or TDH III as designated in writing to the Company by the representative of TDH (who is initially designated as James Buck). In addition, any payments made under this Section 4 to the Selling Stockholders shall be deemed to constitute a redemption of the shares as so specified under Section 2A of this Agreement and shall be treated consistently therewith for all Tax purposes.

          A hypothetical example of the allocation of Lawsuit Gross Proceeds and Lawsuit Net Proceeds is set forth as Exhibit E attached hereto. Such example is based on the hypothetical assumptions set forth therein and should in no way be construed as indicative of any level of recovery or expenses that may actually occur in connection with the Lawsuits.

          4.2 Certain Matters Related to the Lawsuits. (a) Each Selling Stockholder (other than the Wilstein Group and Katz), TDH (to its knowledge) and the Company severally represents to ACGL that no Person other than the Persons enumerated on Schedule 4.2(a) as having a contingent right to receive any Lawsuit Gross Proceeds has any claim or right whatsoever to any such Lawsuit Gross Proceeds.

          (b) Each Selling Stockholder (other than the Wilstein Group and Katz), TDH or the Company, as the case may be, has delivered to ACGL on or before the date hereof all written agreements (and written summaries of any oral agreements) known to them that relates in any way to any expenses of the Lawsuits or any right, claim or entitlement of any person to any Lawsuit Gross Proceeds, and all of such agreements and written summaries are listed on
Schedule 4.2(b). True, complete, accurate and fully executed copies of each of the agreements listed on Schedule 4.2(b) (including, without limitation, the Gitterman Letter) have been delivered to ACGL.

          (c) The Company hereby agrees not to, and after the Closing Time ACGL agrees not to cause the Company to, prepay any of the Lederman Surplus Notes unless compelled to do so by law, regulation or legal process.

          (d) In the event that Lawsuit Gross Proceeds are distributed pursuant to Section 4.1 above and either any order issued pursuant to the final adjudication of the Lawsuits or any settlement agreement executed pursuant to settlement of the Lawsuits provides for the release of the Company from its obligations under the Lederman Surplus Notes, the aggregate face amount of the Lederman Surplus Notes shall not be included as Lawsuit Gross Proceeds.

          (e) In the event of a final adjudication of the Lederman Lawsuits or any settlement agreement executed pursuant to settlement of the Lederman Lawsuits, proceeds from such Lederman Lawsuits shall be used to first repay the Lederman Surplus Notes, if not previously released as part of any settlement or final adjudication of the Lederman Lawsuits. . In the event that the aggregate principal amounts and any interest or other amounts owing under the Lederman Surplus Notes exceed the aggregate amount of proceeds collected under such final adjudication or settlement or there is either an adverse judgment or no judgment with respect to the Lederman Lawsuits, then the Selling Stockholders (other than Katz and the Wilstein Group) shall indemnify ACGL as provided under Section 15(a) of this Agreement.

          (f) Each Selling Stockholder (other than Katz and the Wilstein Group) hereby represents that the State Lawsuits are in binding arbitration and that the minimum gross proceeds to the Company for the State Lawsuits shall be $3,000,000 as provided in the fully executed copy of the letter agreement on
Schedule 4.2(f).

     5. Closing. Subject to the terms and conditions of this Agreement, the closing hereunder shall take place in New York City at the offices of Cahill Gordon & Reindel, on the second Business Day after each of the conditions set forth in Sections 10, 11, and 12 shall have been satisfied or waived, or at such other time and place as shall be mutually agreed upon by ACGL, TDH, the Company and the Selling Stockholders (the "Closing Date").

          Upon satisfaction or waiver of all such conditions:

          (a) TDH shall deliver to the Company the originally executed promissory notes representing the TDH Notes;

          (b) TDH shall deliver to the Company the certificates representing the Warants held by it;

          (c) the Selling Stockholders shall deliver to the Company the certificates representing the Redeemed Shares along with any executed stock powers deemed necessary by the parties hereto in order to effectuate the redemption of the Redeemed Shares;

          (d) the Selling Stockholders shall deliver to ACGL the certificates representing the Purchased Shares, unless previously delivered to ACGL, along with any executed stock powers deemed necessary by the parties hereto in order to effectuate the transfer of the Purchased Shares;

          (e) ACGL shall deliver to the Selling Stockholders the Purchase Price by wire transfer of immediately available funds to the account(s) specified by the Selling Stockholders. At any time prior to the Closing Date ACGL may change the order of the foregoing steps.

          Upon occurrence of the events described in clauses (a) - (e) above, the closing hereunder will be deemed accomplished (the "Closing Time").

          Immediately after the Closing Time, ACGL shall deliver to the Company the originally executed promissory notes representing the ACGL Notes for cancellation as a capital contribution to the Company.

     6. Representations and Warranties of the Selling Stockholders. The Selling Stockholders (other than Katz and the Wilstein Group) represent and warrant, jointly and severally, to ACGL as follows in Sections 6.1 to 6.21 (inclusive). Each Selling Stockholder represents and warrants, as to itself only, to ACGL as set forth in Section 6.22.

          6.1 Corporate Existence and Power. (a) Except as specifically set forth on Schedule 6.1, the Company and each of its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power and authority and all Permits required to own, lease or operate its respective properties and carry on its respective business as now conducted and as proposed to be conducted.

          (b) The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation or partnership and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not, singly or in the aggregate, have a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), prospects or Permits of the Company or any of its Subsidiaries (each, a "Material Adverse Effect").

          6.2. Authorization, Execution, Enforceability. The Company and each of its Subsidiaries has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement. Subject to receipt of regulatory approval from the Insurance Department, the Company and each of its Subsidiaries has taken all action required by law, organizational documents or otherwise required to be taken by it to authorize the execution, delivery and performance by it of this Agreement. Subject to receipt of regulatory approval from the Insurance Department, this Agreement is, or upon execution and delivery will be, a valid and binding obligation of the Company and each of the Subsidiaries (to the extent each is a party thereto), enforceable in accordance with their respective terms. True and complete copies of the certificate of incorporation and by-laws or partnership agreement, as the case may be, of the Company and each of its Subsidiaries have been provided by the Company to ACGL.

          6.3. Capitalization of the Company. (a) The authorized Capital Stock of the Company consists of 20,000,000 shares of Common Stock, of which 7,441 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of Preferred Stock, of which no shares are outstanding. Exhibit A sets forth a true, complete and accurate statement of all issued and outstanding shares of Common Stock. All outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. As of September 30, 2000, the maximum number of shares of Common Stock issuable to directors and employees under the Company's stock option plan was 992.22.

          (b) Except as specifically set forth on Schedule 6.3(c) and 6.3(d), there are no (i) securities or obligations of the Company convertible into or exchangeable for any Capital Stock of the Company, (ii) warrants, options or other rights to purchase or acquire from the Company any such Capital Stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such Capital Stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. Except as specifically set forth on Schedule 6.3(b), no Person has any preemptive or similar rights with respect to any Capital Stock of the Company or any rights to require registration of any securities of the Company.

          (c) Schedule 6.3(c) sets forth a complete list of all of the outstanding Debt of the Company or any of its Subsidiaries as of the date hereof, together with the names of the holders thereof, the principal amount, interest rate, issue date, stated maturity date and any other material terms.
Schedule 6.3(c) also sets forth an accurate description of all Debt of the Company or any of its Subsidiaries that was repaid since September 30, 1998. Upon cancellation of the ACGL Notes and the TDH Notes, the Company will have no outstanding Debt.

          (d) Schedule 6.3(d) set forth a complete list of all of the shareholders of the Company as of the date hereof, together with the names of such shareholders and the number of shares (and the percentage ownership represented by such number of shares) of Common Stock owned by each such shareholder on a Fully Diluted Basis.

          (e) Schedule 6.3(e) sets forth the capitalization of the Company at the date hereof after giving pro forma effect to the transactions contemplated hereby.

          6.4 Subsidiaries; Other Interests. (a) Schedule 6.4 sets forth a true, complete and correct list of each Subsidiary of the Company. Each such Subsidiary is wholly owned by the Company. Schedule 6.4 sets forth the state(s) in which the Company's Subsidiaries are domiciled (both by incorporation and as a "commercial domiciliary" under applicable law) and the states in which they are licensed to conduct an insurance business, which are the only jurisdictions in which the Company's Subsidiaries are required to be so licensed. All of the outstanding Capital Stock of the Company's Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and owned by the Company, directly, free and clear of all Liens (other than (x) such transfer restrictions as may exist under federal and state securities laws and (y) in favor of any agent for the benefit of the ACGL Notes and the TDH Notes, which Liens shall terminate and be of no further force and effect upon cancellation of the ACGL Notes and TDH Notes), and there are no warrants, options or other rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity) other than the Company to acquire any such Capital Stock, any additional Capital Stock or any other securities of the Company's Subsidiaries.

          (b) Except for interests in the Subsidiaries, neither the Company nor any of its Subsidiaries, directly or indirectly, holds, or has any contractual or other commitment to make, any Investment in any Person, except for Investments made by AIIC in the ordinary course of its business and in accordance with the Company's investment policy in effect on the date hereof.

          6.5 No Contravention, Conflict, Breach, Etc. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with, or result in a breach or violation of, any provision of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) upon receipt of regulatory approval from the Insurance Department, result in risk of loss of, or limitation on, any Insurance License or other Permits held by the Company or any of its Subsidiaries, or the right of the Company or of any of its Subsidiaries to conduct business in any jurisdiction as currently conducted, or (iii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets or properties of the Company or any of its Subsidiaries under, any statute, rule, regulation, order or decree of any Governmental Entity or any of its properties, assets or operations, or any agreement or instrument evidencing Debt or any lease, Permit or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties, assets or operations are subject.

          6.6 Consents. Except for filings under the HSR Act and regulatory approval from the Insurance Department (which approval is required to be obtained pursuant to Sections 10.7 and 11.3) and as specifically set forth on
Schedule 6.6, no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Entity or (ii) other third party (whether acting in an individual, fiduciary or other capacity) is necessary for the execution, delivery or performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

          6.7 No Existing Violation, Default, Etc. (a) Except as specifically set forth on Schedule 6.7, neither the Company nor any of its Subsidiaries is in violation of (i) its charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries.

          (b) No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties, assets or operations are subject.

          6.8 Licenses and Permits. Except as specifically set forth on Schedule 6.8, the Company and its Subsidiaries have such Permits from appropriate Governmental Authorities (including Insurance Licenses) as are necessary to own, lease or operate their properties as currently owned, leased or operated and to conduct their businesses as currently conducted and all such Permits are valid and in full force and effect. The Company and its Subsidiaries are in compliance in all respects with their respective obligations under such Permits, with such exceptions as would not, singly or in the aggregate, have a Material Adverse Effect. No event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of them to their respective parent companies or shareholders.

          6.9 Title to Properties. The Company and its Subsidiaries each have sufficient title to all properties (real and personal) owned by the Company and its Subsidiaries or reflected in their financial statements which are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of any Lien that may interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole, and to the best of the Selling Stockholders' knowledge, all properties held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases.

          6.10 Taxes. (a) Except as set forth on Schedule 6.10, (i) all returns, reports, declarations, statements and other documents required to be filed on behalf of Taxes ("Returns") on behalf of the Company and its Subsidiaries have been duly filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such Returns are required to be filed; (ii) all such Returns were correct and complete in all material respects; (iii) all Taxes shown on such Returns as being due have been fully and timely paid; (iv) all Taxes attributable to any taxable period (or portion thereof) of the Company and its Subsidiaries ending on or prior to the Closing Date have been timely paid or, if not yet due and payable, have been specifically and fully accrued on the Closing Balance Sheet; (v) no issues have been raised (and are currently pending) by the Internal Revenue Service (the "IRS") or any other taxing authority in writing in connection with any of the Returns referred to in the foregoing clauses and no examination of such Returns is currently in progress nor, to the knowledge of the Company and its Subsidiaries or the Selling Stockholders, threatened, and no deficiencies have been asserted or assessed against the Company and its Subsidiaries by any taxing authority and no such deficiency has been proposed or threatened; (vi) no waivers of statutes of limitation with respect to such Returns have been given by or requested from the Company and its Subsidiaries or the Selling Stockholders; and (vii) there are no liens for Taxes (other than for property Taxes not yet due and payable) on the Company's or any of its Subsidiaries' assets. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges have been established in accordance with GAAP (or, in the case of the Insurance Subsidiaries, in accordance with Statutory Accounting Principles).

          (b) As of the Closing Date, the Company and its Subsidiaries will have net operating loss carry-forwards ("NOLCs") of not less than $9 million in the aggregate.

          6.11 Litigation. Except as specifically set forth on Schedule 6.11, there are no pending or threatened actions, suits, proceedings, arbitrations or investigations against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations or with respect to which the Company or any of its Subsidiaries is responsible by way of indemnity or otherwise, that question the validity of this Agreement or otherwise adversely affect any of the transactions contemplated hereby, or that would, singly or in the aggregate, have a Material Adverse Effect or would have an adverse effect on the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement; and no Selling Stockholder is aware of any basis for any such action, suit, proceeding or investigation.

          6.12 Labor Matters. No labor disturbance by the employees of the Company or any of its Subsidiaries exists or is threatened. Neither the Company nor any of its Subsidiaries is party to any collective bargaining or other union contract. No Selling Stockholder is aware of the existence of any effort to unionize employees of either the Company or any of its Subsidiaries.

          6.13 Contracts. Neither the Company nor any of its Subsidiaries nor any other party is in breach of or default under any contract to which the Company or any of its Subsidiaries are parties or bound. Except as listed on
Schedule 6.13,

          (a) neither the Company nor any of its Subsidiaries is party to any (written or oral) stockholder agreement, employment agreement, advisors' agreement, consulting agreement or any similar agreement;

          (b) neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement or arrangement relating to Debt (it being understood that if any such agreement or arrangement exists, Schedule 6.13 shall set forth the outstanding princi-pal amount, interest rate, maturity and all other material terms of such
     Debt); (ii) any agency, dealer, sales representative, marketing or other similar agreement; any reinsurance treaty or any facultative reinsurance contract (in each case applicable to insurance in force); (iii) any agreement containing "change in control" or similar provisions relating to change in control of the Company or any of its Subsidiaries; (iv) any powers of attorney, binding authorities or managing general agencies or other agents that have the power to bind on behalf of the Company or any of its Subsidiaries other than those made in the ordinary course of AIIC's business; (v) any third party collection agreements; or (vi) any agreements (other than insurance policies, leases or other similar agreements issued or made by the Company or any of its Subsidiaries in the ordinary course of its business) pursuant to which the Company or any of its Subsidiaries is obligated to indemnify any other Person; and

          (c) no agreement, contract or other document will require increased payments (in either amount or frequency) or changed terms as a result of the transactions contemplated by this Agreement.

          The Company has heretofore furnished to ACGL complete and correct copies of the contracts, agreements and instruments listed on Schedule 6.13, each as amended or modified to the date hereof (including any waivers with respect thereto, the "Agreements").

          Schedule 6.13 further contains a list of all insureds the gross written premiums of which (together with the gross written premiums derived from any of its Affiliates) represented more than (or are expected to represent more than) 2% of the Company's consolidated gross written premiums in any such fiscal year.

          6.14 Finder's Fees. Except as expressly disclosed in Schedule 6.14, no broker, finder or other party is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

          6.15 Financial Statements. (a) The audited statutory financial statements and related schedules and notes of the Insurance Subsidiary for the years ended December 31, 1998 and 1999 (the "Audited Financial Statements") fairly present the financial condition, results of operations, cash flows and changes in capital and surplus of the Insurance Subsidiary at December 31, 1998 and 1999 and for the years then ended and were prepared in accordance with Statutory Accounting Principles as permitted or prescribed by the applicable Insurance Acts. The Statements of Actuarial Opinion with respect to the Audited Financial Statements were determined in accordance with generally accepted actuarial standards and met the requirements of the insurance laws of Pennsylvania.

          (b) The unaudited statutory financial statements and related schedules and notes of the Insurance Subsidiary for periods commencing subsequent to December 31, 1999 (the "Unaudited Financial Statements", and together with the Audited Financial Statements, the "Financial Statements") fairly present the financial condition, results of the operations, cash flows and changes in capital and surplus of the Insurance Subsidiary at the dates and for the periods presented and were prepared in accordance with Statutory Accounting Principles prescribed or permitted by the applicable Insurance Acts, subject to year-end audit adjustments (consisting only of normal recurring accruals) and full footnote disclosures which have been omitted.

          (c) The unaudited consolidated and consolidating financial statements and the related notes of the Company for the years ended December 31, 1998 and 1999 and the unaudited financial statements for periods commencing subsequent to December 31, 1999 fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods presented and were prepared in accordance with GAAP applied on a consistent basis.

          (d) The Company has delivered to ACGL projected consolidated and consolidating financial data which have been prepared by the Company in good faith. The Selling Stockholders believe such projections and the assumptions upon which they are based are reasonable.

          6.16 Employee Benefits. (a) Except as set forth in Schedule 6.16, there are no Benefit Arrangements or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance or vacation plans or employment or consulting agreements covering employees maintained or contributed to by any member of the ERISA Group.

          (b) The Company and its Subsidiaries, and each of the Benefit Arrangements are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other applicable laws in connection with the Benefit Arrangements.

          (c) Any Benefit Arrangements intended to qualify under Section 401 of the Internal Revenue Code have been determined by the IRS to be so qualified and no event has occurred and no condition exists with respect to the form or operation of such Benefit Arrangements that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Internal Revenue Code.

          (d) There are (i) no investigations pending by any governmental entity (including the PBGC) involving the Benefit Arrangements, and (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Benefit Arrangement, or against any fiduciary of any Benefit Arrangement with respect to the operation of such plan or asserting any rights or claims to benefits under such arrangement, nor, to the best of the Company's knowledge, are there any facts that would give rise to any material liability.

          (e) None of the members of the ERISA Group, or any employee of the foregoing, or any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Benefit Arrangements, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) that could result in a material tax or penalty on the Company or its Subsidiaries under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (f) None of the members of the ERISA Group maintain or contribute to, nor have they ever maintained or contributed to, any Plan.

          (g) No member of the ERISA Group has incurred, or is reasonably likely to incur, liability under Title IV of ERISA.

          (h) No member of the ERISA Group has liability (including any contingent liability under Section 4204 of ERISA) with respect to any Multiemployer Plan.

          (i) With respect to each of the Benefit Arrangements, true, correct and complete copies of the following documents have been made available to ACGL:
(i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Benefit Arrangements, (iii) the most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

          (j) None of the Benefit Arrangements maintained by any member of the ERISA Group provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under Section 4980B of the Internal Revenue Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"), or except at the expense of the participant or the participant's beneficiary. All members of the ERISA Group which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Internal Revenue Code have complied in all material respects with the "COBRA" notice and continuation requirements.

          (k) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or its Subsidiaries.

          (l) The consummation of the transactions contemplated by this Agreement will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code.

          (m) The Company and its Subsidiaries do not maintain or contribute to any plan, program, policy, arrangement or agreement with respect to employees (or former employees) employed outside the United States.

          6.17 Contingent Liabilities. Except as specifically set forth on
Schedule 6.17 and except as fully reserved against in the Financial Statements, the Company and its Subsidiaries have no liabilities (including tax liabilities), absolute or contingent. Except as specifically set forth on
Schedule 6.17, since December 31, 1999, the Company and its Subsidiaries have not incurred any such liabilities other than with respect to claims under insurance policies written by the Insurance Subsidiaries and reported in the ordinary course of business. The frequency and severity of such claims within the individual lines of business of the Company and its Subsidiaries since December 31, 1999, are consistent with those reported for comparable periods prior to January 1, 2000.

          6.18 No Material Change. Since December 31, 1999, except as specifically set forth on Schedule 6.18, (i) neither the Company nor any of its Subsidiaries has relinquished or incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business; (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (iii) there has been no change in the Debt of the Company or any of its Subsidiaries, no change in the Capital Stock of the Company (except as contemplated hereby), and no dividend or distribution of any kind (including stock dividends, recapitalizations or other transactions) declared, paid or made by the Company on any class of its Capital Stock; (iv) the Company has not permitted or allowed any of its or its Subsidiaries' assets to be subjected to any Liens; (v) the Company has not transferred or otherwise disposed of any of its or its Subsidiaries' assets, except in the ordinary course of business; (vi) the Company has not made any single capital expenditure or commitment for a capital expenditure relating to its or its Subsidiaries' assets in excess of $50,000; (vii) there has not been any change in any method of accounting or accounting practice or policy (including any reserving method, practice or policy) by the Company or any of its Subsidiaries; (viii) there has not been, to the extent payable directly or indirectly by the Company or any of its Subsidiaries, any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee, (C) change in compensation or other benefits payable to any Related Person or change in compensation or other benefits payable to any director, officer or employee or (D) loans or advances to any directors, officers or employees except for ordinary travel and business expenses in the ordinary course of business and advances of salary (not exceeding one month's pay); (ix) there has been no damage, theft or casualty loss by the Company or any of its Subsidiaries; (x) there has not been any change by the Company or any of its Subsidiaries in underwriting practices or standards; (xi) there has not been (A) any entering into of any facultative reinsurance contract, other than in the ordinary course of business, or (B) any commutation of any facultative reinsurance contract, or (C) any entering into or any commutation of any reinsurance treaty, by the Company or any of its Subsidiaries; (xii) there has not been any insurance transaction by the Company or any of its Subsidiaries other than in the ordinary course of business; (xiii) there has not been any change by the Company or any of its Subsidiaries in the compensation structure of, or benefits available to, any agent or with respect to agents generally; and (xiv) there has been no event or circumstance causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, result in a Material Adverse Effect.

          6.19 Insurance Matters. (a) Except as specifically set forth on
Schedule 6.19(a), the Company and its Subsidiaries are each in compliance with the requirements of all Insurance Acts and have filed all reports, documents or other information required to be filed thereunder; and neither the Company nor any of its Subsidiaries has received any notification from any insurance regulatory authority, commission or other insurance regulatory body in the United States or elsewhere to the effect that the Company or any of its Subsidiaries is not in compliance with the Insurance Acts.

          (b) Neither the Company nor any of its Subsidiaries has made any change in its insurance reserving practices, either on a gross or net of reinsurance basis, since December 31, 1999, that would, singly or in the aggregate, have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any of the Insurance Subsidiaries to pay dividends or the amount thereof.

          (c) All insurance policies issued by the Company and each Insurance Subsidiary, as now in force, are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities or have been filed and not objected to by such authorities within the period provided for objection. All premium rates, rating plans and policy forms established or used by the Company or any Insurance Subsidiary that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all respects to the premiums so filed or approved and comply in all respects with the insurance laws applicable thereto and no such premiums are subject to any review or investigation by any insurance regulatory authority.

          (d) Except as specifically set forth on Schedule 6.19(d), no loss experience has developed, within any individual lines of business or on an aggregate basis for all lines, that would require or make it appropriate for the Company or any of its Subsidiaries to alter or modify its reserving methodology or assumptions since December 31, 1999.

          (e) Except as specifically set forth on Schedule 6.19(e), all reinsurance treaties, contracts, agreements and arrangements ("Reinsurance Arrangements") to which the Company or any of its Subsidiaries is a party are in full force and effect, other than those that, by their terms, have expired by their terms or otherwise terminated. Each of the Reinsurance Arrangements is valid and binding in accordance with its terms on the insurance company party thereto. To the best knowledge of the Selling Stockholders, all amounts recoverable by the Company or any of its Subsidiaries pursuant to any Reinsurance Arrangement are fully collectible in due course. Neither the Company nor any of its Subsidiaries nor any other party thereto is in default as to any Reinsurance Arrangement and there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. None of the Reinsurance Arrangements contains any provision providing that the other party thereto may terminate such Reinsurance Arrangement by reason of the transactions contemplated by this Agreement. Each of the Insurance Subsidiaries is entitled to take full credit in its statutory financial statements for any reinsurance, coinsurance or excess insurance ceded by it.

          (f) The only consents, approvals, authorizations and orders of Governmental Entities required under the Insurance Acts for the consummation of the transactions contemplated by this Agreement are those listed on Schedule 6.19.

          (g) All filings required under any Insurance Act to have been made with state insurance regulatory authorities relating to operations on and after December 31, 1998 by the Company and its Subsidiaries have been duly and timely made, and when filed were in compliance with the requirements of each such Insurance Act.

          (h) The Insurance Department has not taken, or stated (orally or in writing) that it intends to take or that it may take, any action to seize control of the Company or any of its Subsidiaries through rehabilitation, liquidation or otherwise, and has not otherwise precluded, or stated (orally or in writing) that it intends to preclude or may preclude, the Insurance Subsidiaries from writing premiums.

          6.20 Automobile Lease Payments. The principal terms of the existing automobile leases of Lewis Small and Richard Small, including the terms of such leases, and all fees and expenses to be included therein, are as set forth on
Schedule 6.20.

          6.21 Lederman Surplus Notes. The Lederman Surplus Notes are not payable other than in connection with the bankruptcy or liquidation of AIIC.

          6.22 Individual Selling Stockholder Representations and Warranties.

          (a) Organization, Good Standing, Power, Authority, Etc. Each of the Richard Small Voting Trust and the American Independent Company Voting Trust is a voting trust duly formed and validly existing under the laws of the Commonwealth of Pennsylvania, and each of the Richard Small Voting Trust and the American Independent Company Voting Trust has the power and authority as a voting trust to own its properties and to conduct its business as currently owned and conducted.

          BCI Holdings, Inc. is a corporation duly formed and registered, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently owned, leased and conducted.

          Each Selling Stockholder has the power and authority to execute and deliver, and to perform its obligations under, this Agreement and to perform its obligations under this Agreement. Each Selling Stockholder has taken all action required by law, its organizational documents, if any, or otherwise required to be taken by it to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated to be performed by it hereunder.

          This Agreement is a valid and binding agreement of each Selling Stockholder, enforceable in accordance with its terms.

          (b) Ownership of Common Stock. Each Selling Stockholder is the record and beneficial owner of the exact number of shares of Common Stock set forth opposite its name under the heading "Total Shares Owned" on Exhibit A and has, and at the Closing will have, the absolute right, power and capacity to sell, assign, transfer and deliver such shares of Common Stock free and clear of any liens, other than liens in favor of ACGL, charges, encumbrances or restrictions and such shares of Common Stock are free and clear of all liens, charges, encumbrances or restrictions.

          (c) Option Cancellation. At the Closing Date, each option or other direct or indirect right of any Selling Stockholder to acquire Capital Stock of the Company shall be cancelled and terminate and be of no further force and effect.

     7. Representations and Warranties of ACGL. ACGL represents and warrants to the Company and each of the Selling Stockholders that:

          7.1 Organization, Good Standing, Power, Authority, Etc. ACGL is a corporation duly formed and registered, validly existing and in good standing under the laws of Bermuda and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently owned, leased and conducted.

          ACGL has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and to perform its obligations under this Agreement and each such Transaction Document. ACGL has taken all action required by law, its charter or partnership agreement or otherwise required to be taken by it to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated to be performed by it hereunder.

          This Agreement is a valid and binding agreement of ACGL, enforceable in accordance with its terms.

          7.2 Ownership of the ACGL Notes. ACGL is the record and beneficial owner of the ACGL Notes and has, and at the Closing will have, the absolute right, power and capacity to deliver the ACGL Notes to the Company as a capital contribution.

          7.3 Consents. Except for filings under the HSR Act and regulatory approvals from the Insurance Department (which approval is required to be obtained pursuant to Sections 10.7 and 11.3), no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Entity or (ii) other third party (whether acting in an individual, fiduciary or other capacity) is necessary for the execution, delivery or performance by ACGL of this Agreement and the consummation by ACGL of the transactions contemplated hereby. The only consents, approvals, authorizations and orders of Governmental Entities required under the Insurance Acts for the consummation by ACGL of the transactions contemplated by this Agreement are those listed on Schedule 7.3.

          7.4 Finder's Fees. No broker, finder or other party is entitled to receive from ACGL or its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

     8. Representations and Warranties of TDH. TDH represents and warrants to ACGL and the Company that:

          8.1 Organization, Good Standing, Power, Authority, Etc. TDHCP is a business trust duly formed and validly existing under the laws of the State of Delaware and TDH III is a limited partnership duly formed and validly existing under the laws of the State of Delaware and each of TDHCP and TDH III has the power and authority as a business trust or a limited partnership, as applicable, to own, lease and operate its properties and to conduct its business as currently owned, leased and conducted.

          Each of TDHCP and TDH III has the power and authority as a business trust or a limited partnership, as applicable, to execute and deliver, and to perform its obligations under, this Agreement and to perform its obligations under this Agreement. Each of TDHCP and TDH III has taken all action required by law, its partnership agreement or otherwise required to be taken by it to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated to be performed by it hereunder.

          This Agreement is a valid and binding agreement of each of TDHCP and TDH III, enforceable in accordance with its terms.

          8.2 Ownership of the TDH Notes. TDH is the record and beneficial owner of the TDH Notes and has, and at the Closing will have, the absolute right, power and capacity to cancel the TDH Notes and the TDH Notes are free and clear of all liens, charges, encumbrances, security interests or restrictions whatever.

          8.3 Warrant Cancellation. At the Closing Date, each Warrant issued to or held by TDH shall be cancelled and terminate and be of no further force and effect.

     9. Covenants. The Company and the Selling Stockholders (other than Katz and the Wilstein Group) agree with ACGL as follows in Sections 9.1 through 9.10 (inclusive) and

Section 9.12 with respect to the Company and its Subsidiaries, pending the Closing Time and except as otherwise approved in writing by ACGL. The Company and the Selling Stockholders, for themselves only, agree with ACGL as follows in
Section 9.11 with respect to the Company and its Subsidiaries pending the Closing Time and except as otherwise approved in writing by ACGL. Further, each of the Wilstein Group and Katz, for themselves only, agree with ACGL, that neither he nor it will vote any shares of Common Stock held by him or it in favor of any action or actions by the Company that would result in a violation of any of the covenants contained in Sections 9.1 through 9.10 (inclusive) and
Section 9.12, pending the Closing Time and except as otherwise approved in writing by ACGL.

          9.1 Business in the Ordinary Course. The Company will, and will cause each of the Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts, and will cause each of the Subsidiaries to use its reasonable best efforts, to preserve intact the business organization of the Company and each of the Subsidiaries, to keep available the services of its and their present officers and employees, and to preserve the good will of those having business relationships with it. The Company shall (i) maintain the assets that are material to the business of the Company and its Subsidiaries, taken as a whole, in the ordinary course of business and in all material respects in as favorable a condition as the same are in on the date hereof, except for normal wear and tear; (ii) reapply for necessary licenses in the ordinary course of business;
(iii) deliver or cause to be delivered to ACGL, promptly after receipt of the same, copies of all written notices of any material violation of or material non-compliance with any law issued by any governmental authority with respect to the Company's business or any of its material assets and received by the Company or any of its Subsidiaries after the date of this Agreement and known to an executive officer of the Company; (iv) deliver or cause to be delivered to ACGL, promptly after receipt or delivery, as applicable, copies of all written notices of material violation of or material defaults under any material Contract received by the Company or by any Subsidiary or delivered by the Company or by any Subsidiary after the date of this Agreement and known to an executive officer of the Company; and (v) use reasonable best efforts to obtain the renewal or extension of any lease on any Leased Real Property that is scheduled to expire prior to Closing. Each of the Company and its Subsidiaries shall operate its respective businesses in material compliance with all applicable laws, ordinances, rules or regulations or orders, including, without limitation Environmental Laws, and all permits, authorizations, consents and approvals.

          9.2 Certain Actions. The Company will not, and will not permit any of the Subsidiaries to, prior to the Closing Date, without the prior written consent of ACGL:

          (a) Enter into any contract, agreement, undertaking or commitment which would have been required to be set forth on Schedule 6.13 if in effect on the date hereof, or enter into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement;

          (b) Accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (c) Delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (d) Make, or agree to make, any distribution of assets to the stockholders or any of their affiliates (other than the Company), or enter into, or agree to enter into, any agreement or transaction with the stockholders (other than the Company or a Subsidiary), any affiliate of the stockholders or any member of the immediate family of any stockholder or any affiliate of the stockholders (other than the Company or a Subsidiary);

          (e) Except for (i) increases in salary, wages and benefits of non-executive officers or employees of the Company or the Subsidiaries in the ordinary course of business consistent with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business consistent with past practice, or (iii) increases in salary, wages and benefits to employees of the Company pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, (A) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of the Subsidiaries), (B) pay any benefit not required by any existing plan or arrangement, (C) grant any severance or termination pay, (D) enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of the Subsidiaries, or (E) establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable law or regulation;

          (f) Acquire, sell, lease, mortgage, encumber or dispose of any assets (other than inventory) or securities with a value, individually or in the aggregate, in excess of $10,000, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between the Company and its Subsidiaries or between Subsidiaries;

          (g) (i) Incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, (ii) assume, guarantee, endorse or otherwise become liable or respon-sible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or Investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or Investments between the Company and its Subsidiaries or between Subsidiaries;

          (h) Modify, amend or terminate any material Contract or waive, release or assign any rights or claims thereunder, except in the ordinary course of business and consistent with past practice;

          (i) Make any material Tax election or change or revoke any material Tax election already made, adopt, request or consent to any new material Tax accounting method, change any material Tax accounting method unless required by applicable law, enter into any material closing agreement, settle any material Tax claim or assessment or consent to any material Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

          (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries (other than under this Agreement);

          (k) Pay, discharge or satisfy, or fail to pay, discharge or satisfy, any claim, liability or obligation (contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

          (l) Cancel any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

          (m) Enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

          9.3 Accounting Changes. Neither the Company nor its Subsidiaries shall make any change in its accounting procedures and practices from those in existence at December 31, 1999, other than any change necessitated by changes, if any, in GAAP.

          9.4 Capitalization, Options, Dividends and Payments. No change shall be made in the Articles of Incorporation or By-laws of the Company or any Subsidiary. Neither the Company nor its Subsidiaries shall issue or reclassify or alter any shares of its outstanding or unissued capital stock or other securities. Neither the Company nor its Subsidiaries shall grant options, warrants or other rights of any kind to purchase any of its securities, or agree to issue any shares of its capital stock or any other securities, or purchase, redeem or otherwise acquire for consideration any shares of its capital stock or any other securities. The Selling Stockholders shall not sell or transfer any of the Shares.

          9.5 Encumbrance of Assets. No encumbrance on any of the properties or assets of the Company or its Subsidiaries shall be made other than (i) pursuant to an existing contract, or (ii) by operation of law.

          9.6 Litigation During Interim Period. The Company will promptly advise ACGL in writing of the commencement or threat against the Company or its Subsidiaries of any proceeding or Tax audit of which the Company or its Subsidiaries becomes aware, that is not covered by insurance, when the amount claimed is in any individual claim, litigation, proceeding or Tax audit in excess of $10,000.

          9.7 Employee Matters. Neither the Company nor its Subsidiaries shall make, amend or enter into any employment contract.

          9.8 Notification of Certain Matters. From the date hereof until the Closing Date, the Company and the Selling Stockholders shall promptly disclose to ACGL in writing any material variances from their representations and warranties contained in this Agreement, including the Schedules hereto, and any failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by them hereunder. From the date hereof until the Closing Date, ACGL shall promptly disclose to the Company and the Selling Stockholders in writing any material variances from its representations and warranties contained in this Agreement and any failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

          9.9 Access to Company. The Selling Stockholders shall cause the Company and the Subsidiaries to afford to the officers and authorized representatives of ACGL and to its counsel and accountants such reasonable access during normal business hours, and upon reasonable advance notice, to its properties, offices, equipment, files, agreements and books and records as may be necessary in order that ACGL may have full opportunity to make such reasonable investigations, at its expense, as it shall desire to make of the affairs of the Company and the Subsidiaries in connection with the transactions contemplated by this Agreement; provided that such access does not unreasonably interfere with the normal operations of the Company and the Subsidiaries. All information furnished to ACGL and its representatives under this Section 9.9 prior to Closing shall be kept confidential by such persons unless otherwise publicly available or required to be disclosed by applicable law or judicial or administrative process. If any such information is required to be disclosed, ACGL will notify the Company and the Selling Stockholders thereof. From and after the Closing, ACGL shall, and shall cause the Company to, provide the Selling Stockholders and its agents with reasonable access (for the purpose of examining and copying), during normal business hours, and upon reasonable advance notice, to the books and records of the Company and its Subsidiaries with respect to periods prior to the Closing Date in connection with any matter relating to Taxes, governmental inquiries or litigation, whether or not relating to or arising out of this

Agreement or the transactions contemplated by this Agreement; provided that such access does not unreasonably interfere with the normal operations of ACGL, the Company or the Subsidiaries.

          9.10 Administration of Lawsuits. After the Closing, Lewis Small will continue to assist and manage the Lawsuits on behalf of the Company and TDH to the extent his health permits, subject to the following: (i) Small will provide the Company and TDH with all information relating to each Lawsuit, including the status thereof, and will consult with the Company and TDH regarding the Lawsuits at any time requested by the Company or TDH; (ii) the prior written approval of the Company and TDH will be required for any strategic decisions relating to the Lawsuits, including without limitation settlement of all or a portion of any Lawsuit and the selection or removal of legal counsel or other professional advisors (provided that the Company and TDH will not agree to a settlement that does not provide for the release of Small as a defendant in the Lawsuits); (iii) Small agrees not to take any position that would, directly or indirectly, negatively affect in any material respect the reputation of the Company, its shareholders, TDH or its partners; and (iv) the Company will continue to fund reasonable fees and reasonable expenses of the Lawsuits (based on appropriate supporting written invoices) up to a maximum of $500,000.

          9.11 No-Shop. Without the prior written consent of ACGL, neither the Company nor the Company's officers, directors, employees, advisors, agents, representatives, affiliates, security holders, or anyone acting on behalf of the Company or such persons (collectively, the "Representatives"), shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than ACGL and its representatives) concerning any merger, consolidation, liquidation, dissolution, sale of assets, purchase or sale of shares of capital stock, issuance of debt securities or similar transaction involving the Company. The Company and the Representatives shall immediately terminate all discussions and negotiations with any person (other than ACGL or its representatives) concerning any such transaction and shall promptly communicate to ACGL any inquiries or communications concerning any such transaction which the Company or the Representatives may receive or of which the Company or the Representatives may become aware. The Company shall notify all of their Representatives of the requirements of this paragraph and ensure the compliance thereof by the Representatives. The term "person" as used herein shall be interpreted broadly and shall include, without limitation, any individual, corporation, partnership, limited liability company, trust, estate, business trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind. If any provision of this section is breached by the Company or any Representative, then, in addition to all other remedies available to ACGL at law or in equity, the Company shall be required to pay as liquidated damages (i) all costs, fees and expenses incurred by ACGL in connection with the transactions contemplated by this Agreement and (ii) a fee in the amount of $2,000,000.

          9.12 Automobile Lease Payments . Neither Lewis Small nor Richard Small shall extend or otherwise amend the automobile leases described on Schedule 6.20.

     10. Conditions Precedent to ACGL's Obligations. All obligations of ACGL under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          10.1 Representations and Warranties. The Company's, the Selling Stockholders' and TDH's representations and warranties contained in this Agreement shall be true and correct in all respects if specifically qualified by materiality and if not so qualified shall be true and correct in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time (except to the extent that they are stated therein to be true as of some other date). Each of the Company, TDH and the Selling Stockholders shall have delivered to ACGL a certificate (with respect to its own representations and warranties) dated the Closing Date to such effect.

          10.2 Compliance with Agreements. The Company, the Selling Stockholders and TDH shall have performed or complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it or them, as applicable, prior to or at the Closing. Each of TDH and the Selling Stockholders shall have delivered to ACGL a certificate (as to its own compliance) dated the Closing Date to such effect.

          10.3 Resignations. Each officer and director of the Company and its Subsidiaries requested to resign from their positions with the Company or any Subsidiary by ACGL shall have executed and delivered to ACGL resignation letters in form and substance satisfactory to ACGL.

          10.4 Certificates. The Company shall have furnished to ACGL (a) at least ten (10) days prior to the Closing Date, copies, certified by the Secretary of State of the state of incorporation, as of a date not more than thirty (30) days prior to the Closing Date, of each of the Articles of Incorporation of the Company and its Subsidiaries, and all amendments thereto,
(b) copies, certified by the Secretary of the Company, as of the Closing Date, of the By-Laws of the Company and of its Subsidiaries, (c) certificates of good standing issued with respect to each of the Company and the Subsidiary, as the case may be, by the appropriate governmental officials of the states where qualified to do business (except where the failure to have such certificates of good standing would not have a Material Adverse Effect), as of a date not more than ten (10) days prior to the Closing Date, accompanied by bring-down certificates dated as of the Closing Date, (d) a certificate of the Secretary of the Company and its Subsidiaries relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated by this Agreement, and the absence of changes in the Company's and its Subsidiaries' articles of incorporation and by-laws, and (e) the corporate minute books of the Company and each Subsidiary.

          10.5 Litigation. There shall be no pending action or proceeding commenced against the Company, its Subsidiaries, TDH or any Selling Stockholder that may have the effect of preventing or making illegal the transactions contemplated by this Agreement and no such action or proceeding shall have been Threatened.

          10.6 Material Adverse Effect. Since January 1, 2000, no event has occurred which has had a Material Adverse Effect.

          10.7 Third Party Consents. ACGL shall have received satisfactory evidence of the receipt by the Company of the consents set forth on Schedule
10.7 hereto.

          10.8 Hart-Scott-Rodino Act Filings. The applicable waiting period (including any extension thereof by reason of a request for additional information), if any, under the HSR Act, shall have expired or been terminated.

          10.9 Deliveries. Each of the Selling Stockholders shall have delivered to ACGL the certificates for the shares of Common Stock owned by such Selling Stockholder. The certificates for the shares of Common Stock shall be duly endorsed or accompanied by separate executed stock powers attached.

          10.10 Options; Warrants. ACGL shall have received evidence satisfactory to it that all direct or indirect rights to acquire Capital Stock of the Company (including without limitation the Warrants and the Prime Bank Warrant) shall have been cancelled and are of no further force and effect.

          10.11 Outstanding Indebtedness. Upon cancellation of the ACGL Notes and the TDH Notes, the Company has no Debt.

          10.12 [Intentionally Omitted.]

          10.13 Audit. An audit firm selected by ACGL shall have commenced its audit of the Company's GAAP financial statements for the years ended December 31, 1998, December 31, 1999 and December 31, 2000.

          10.14 Legal Opinion. ACGL shall have received (i) a satisfactory legal opinion from Company Counsel as to the matters set forth on Exhibit C and (ii) a satisfactory legal opinion from Counsel for the Selling Stockholders as to the matters set forth on Exhibit D.

          10.15 Minimum Capital and Surplus. Capital and surplus, as determined in accordance with Statutory Accounting Principles, of the Company's Insurance Subsidiary as of September 30, 2000, shall be at least $4,000,000.

          10.16 Section 1445 Certificate. Each Selling Stockholder shall have furnished to ACGL a certificate that such Person is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code, which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treas. Reg.ss.1.1445-2(b).

     11. Conditions Precedent to the Selling Stockholders' Obligations. All obligations of the Selling Stockholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          11.1 Representations and Warranties. ACGL's representations and warranties contained in this Agreement shall be true and correct at and as of the time of Closing as though such representations and warranties were made at and as of such time. ACGL shall have delivered to the Selling Stockholders a certificate dated the Closing Date and signed by its President or a Vice President to such effect.

          11.2 Compliance with Agreement. ACGL shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. ACGL shall have delivered to the Selling Stockholders a certificate dated the Closing Date and signed by its President or a Vice President to such effect.

          11.3 Third Party Consents. The Selling Stockholders shall have received satisfactory evidence of the receipt by the Company of the consents set forth on Schedule 11.3 hereto.

          11.4 Hart-Scott-Rodino Act Filings. The applicable waiting period (including any extension thereof by reason of a request for additional information), if any, under the HSR Act shall have expired or been terminated.

          11.5 Litigation. There shall be no pending action or proceeding commenced against ACGL, the Company, its Subsidiaries or any Selling Stockholder that may have the effect of preventing or making illegal the transactions contemplated by this Agreement and no such action or proceeding shall have been Threatened.

          12. Conditions Precedent to TDH's Obligations. All obligations of TDH under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          12.1 Litigation. There shall be no pending action or proceeding commenced against ACGL, the Company, its Subsidiaries, TDH or any Selling Stockholder that may have the effect of preventing or making illegal the transactions contemplated by this Agreement and no such action or proceeding shall have been Threatened.

          12.2 All Conditions Satisfied. All of the conditions set forth in Sections 10 and 11 of this Agreement shall have been either satisfied or waived.

     13. Termination.

          13.1 Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated:

          (i) by ACGL (if ACGL itself is not then in material Breach of any of its representations, warranties, covenants or obligations contained in this Agreement), if a material Breach of any of the representations, warranties, covenants or obligations of the Selling Stockholders or the Company set forth in this Agreement has been committed by the Selling Stockholders or the Company, which Breach would give rise to a failure of a condition set forth in Section 10.1 or 10.2 hereof, and such Breach has not been (1) waived by ACGL, or (2) cured by the Company or the Selling Stockholders, as the case may be, within ten (10) days after receipt of written notice thereof to the Selling Stockholders from ACGL;

          (ii) by the Selling Stockholders (if the Selling Stockholders are not then in material Breach of any of their representations, warranties, covenants or obligations contained in this Agreement), if a material Breach of any of the representations, warranties, covenants or obligations of ACGL set forth in this Agreement has been committed by ACGL, which Breach would give rise to a failure of a condition set forth in Section 11.1 or 11.2 hereof, and such Breach has not been (1) waived by the Selling Stockholders, or (2) cured by ACGL within ten (10) days after receipt of written notice thereof from the Selling Stockholders;

          (iii) by mutual written consent of ACGL and the Selling Stockholders;

          (iv) by either ACGL or the Selling Stockholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 2001, or such later date as ACGL and the Selling Stockholders may mutually agree upon in writing.

          13.2 Effect of Termination. In the event that this Agreement is terminated pursuant to this Section 13, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the others; provided that nothing herein shall relieve any party from liability for its Breach of any representation, warranty, covenant, obligation or agreement contained in this Agreement; and provided, further, that if this Agreement is terminated for any reason and a Breach of Section 9.11 has occurred, the Company shall pay (without duplication of any amounts previously paid to ACGL by the Company pursuant to Section 9.11) to ACGL as liquidated damages (i) all costs, fees and expenses incurred by ACGL in connection with the transactions contemplated by this Agreement and (ii) a fee in the amount of $2,000,000.

     14. Survival of Representations and Warranties. The representations and warranties made by the Company and the Selling Stockholders in this Agreement or pursuant hereto shall survive the Closing as follows: (i) the representations and warranties set forth in Sections 6.15, 6.17 and 6.18 shall survive until the date that is 180 days after the delivery of the independent auditors' report in connection with the Company's audit for the fiscal year ended December 31, 2000, and (ii) all other representations and warranties (other than as set forth in Sections 4.2, 6.21 and 6.22, which shall survive indefinitely) shall terminate on the first anniversary of the Closing Date; provided that, in the event that any claim for a Breach of a representation or warranty has been asserted prior to the last day such representation or warranty would otherwise survive pursuant to this Section 12, such representation and warranty shall survive until the final disposition of such claim. The representations and warranties made by TDH in Section 8 shall survive indefinitely.

     15. Indemnification. (a) Following the Closing, the Selling Stockholders (other than the Wilstein Group and Katz), jointly and severally (each an "Indemnifying Party"), shall indemnify and hold harmless ACGL and its officers, directors, employees, stockholders, representatives and agents (each, an "Indemnified Party"), from and against the cost of any claims, damages, losses, liabilities, costs and expenses (including, without limitation, any liability relating to Taxes and settlement costs, any reasonable legal, accounting or other expenses incurred in connection with investigating or defending any actions or Threatened actions and court costs) (collectively, "ACGL Losses" or "Losses") sustained or required to be paid by reason of, arising out of or caused by (i) any Breach of any representation or warranty made by the Selling Stockholders in this Agreement, (ii) any Breach of any covenant, agreement or obligation of the Selling Stockholders contained in this Agreement, (iii) any third party claim arising out of the conduct of the business of the Company or its Subsidiaries prior to the Closing Date, and (iv) any payment made by the Company with respect to the Lederman Surplus Notes, as well as the matter specifically identified on Schedule 6.11 as subject to indemnification; provided, however, that each of the Selling Stockholders (other than Katz and the Wilstein Group) shall only be required to indemnify the parties listed above up to a maximum amount of the Purchase Price received by such Selling Stockholder pursuant to Section 2.1 including any amounts received by such Selling Stockholder pursuant to Section 4.1 of this Agreement; provided, further, however, that the immediately preceding proviso shall not apply for any ACGL Losses which arise out of the Lederman Surplus Notes. In the event of any Breach of the representations set forth in Sections 4.2(a) or 4.2(b) by a Selling Stockholder (other than the Wilstein Group or Katz), TDH shall be entitled to indemnity hereunder as if it were ACGL, subject to the aggregate maximum amount of indemnity hereunder set forth in the first proviso to the next preceding sentence. Notwithstanding anything in this Section 15(a), in the event of a bankruptcy or liquidation of AIIC, the Selling Stockholders, including the Wilstein Group and Katz, shall not have any indemnification obligation to ACGL under the Lederman Surplus Notes.

          (b) Following the Closing, each of the Wilstein Group and Katz, severally and not jointly (each also, as applicable, an Indemnifying Party), shall indemnify and hold harmless ACGL and its officers, directors, employees, stockholders, representatives and agents, from and against ACGL Losses sustained or required to be paid by reason of, arising out of or caused by (i) any Breach of any representation or warranty in
Section 6.22 made by such Indemnifying Party and (ii) any Breach of any covenant, agreement or obligation of such Indemnifying Party contained in this Agreement; provided, however, that such Indemnifying Party shall only be required to indemnify the parties listed above up to a maximum amount of the Purchase Price each such Indemnifying Party receives pursuant to Section 2.1 including any amounts received by such Indemnifying Party under Section 4.1 of this Agreement.

          (c) (i) In the event that any Indemnified Party is made a defendant in or party to any claim, action, suit or proceeding, judicial or administrative, instituted by any third party for Losses, or otherwise receives any demand from any third party for Losses (any such third party claim, action, suit or proceeding being referred to as a "Claim"), the Indemnified Party (referred to in this clause (c)(i) as the "Notifying Party") shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect whether an Indemnifying Party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the Indemnifying Party's ability to defend such Claim, and then only to the extent of such Loss. The Indemnifying Party shall be entitled to contest and defend such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within twenty (20) Business Days after the Notifying Party's notice of such Claim. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss), to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, if the Indemnifying Party fails to acknowledge in writing its obligation to provide indemnification in respect of such Claim, then the Notifying Party alone shall be entitled to contest, defend and settle such Claim in the first instance (in which case, expenses incurred in connection therewith shall constitute a Loss) and, thereafter, only if the Notifying Party chooses not to contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

          (ii) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Indemnified Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. The failure to give such notice shall not affect whether an Indemnifying Party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the Indemnifying Party's ability to defend such claim, and then only to the extent of such Loss. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within fifteen (15) days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim described in such notice and such failure to notify materially prejudices any defense or claim of the Indemnified Party, the Loss in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand.

          (iii) After the Closing, the rights set forth in this Section 15 shall be the indemnified parties' sole and exclusive remedies against the Indemnifying Party for Breaches of representations, warranties, covenants or obligations contained in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent any of the indemnified parties from bringing an action based upon allegations of fraud, bad faith or willful misconduct in connection with this Agreement.

          (d) Notwithstanding anything to the contrary contained in this Agreement, ACGL shall not be entitled to indemnification for any ACGL Losses sustained or required to be paid by reason of, arising out of or caused by any Breach of any representation or warranty made by the Selling Stockholders in this Agreement in the event that the Selling Stockholders demonstrate that such Breach of such representation or warranty was actually known to ACGL prior to Closing.

          (e) All indemnification payments under this Section 15 shall be deemed adjustments to the Purchase Price for all income tax purposes.

     16. Tax Matters. (a) After the Closing Date, the Company, ACGL, TDH and the Selling Stockholders (other than the Wilstein Group and Katz) shall make available to the others, as reasonably requested, all information, records or documents relating to Tax Liabilities or potential Tax Liabilities of the Company or its Subsidiaries for all periods prior to or including the Closing Date. The requesting party shall reimburse the requested parties for their reasonable costs incurred in complying with the foregoing provision.

          (b) With respect to any taxable year or period beginning before and ending after the Closing Date (a "Straddle Period"), solely for purposes of
Article 15 hereof, an allocation of Taxes shall be made to the part of any such Straddle Period which ends on the Closing Date based on (i) except as provided in clause (ii) below, a closing of the books; provided, however, that this clause (i) shall not prevent ACGL from adopting a pro-rata allocation for purposes of Section 382 of the Internal Revenue Code, and (ii) solely in the case of property Taxes, the number of days elapsed between the beginning of any such Straddle Period to and including the Closing Date.

          (c) ACGL and the Company shall bear the cost and shall control the preparation and filing of all Tax returns filed on or after the Closing Date with respect to periods that end prior to the Closing Date or Straddle Periods, with reasonable rights of review granted to the Selling Stockholders before filing, subject to the cooperation provisions of Section 17.3 hereof.

          (d) The Selling Stockholders shall be responsible for and shall pay
(a) all sales, use, real estate transfer and other similar taxes (and any interest, penalties and other ad-ditions to such taxes and/or any related costs or expenses) and (b) all governmental charges, if any, upon the transactions contemplated hereby.

     17. Miscellaneous.

          17.1 Expenses. Except as otherwise expressly provided herein, each of ACGL, TDH, the Company and the Selling Stockholders shall pay all of its own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations under this Agreement and the consummation of the transactions contemplated by this Agreement (whether consummated or not); provided, however, that the Company shall pay (i) up to an aggregate of $5,000 of such reasonable expenses of the Selling Stockholders, pursuant to appropriate written documentation; (ii) up to $5,000 of such reasonable expenses of TDH, pursuant to appropriate written documentation; and (iii) up to $40,000 of such reasonable expenses of ACGL, pursuant to appropriate written documentation; and provided, further, that the aggregate of all expenses paid by the Company (including, without limitation, those set forth in the immediately preceding proviso and under Section 17.10 hereof) shall not exceed $120,000. In addition to the foregoing, the Company shall reimburse each of Lewis Small and Richard Small for the automobile lease payments as described on Schedule 6.20.

          17.2 Confidentiality. Except as required by law, neither the Company, nor any Selling Stockholder nor any Representative of any of them shall disclose to any person or entity (other than appropriate regulatory agencies) the nature of the transactions contemplated hereby or any other facts regarding such transactions, including the status thereof. The Company and each Selling Stockholder shall notify all of their Representatives of the requirements of this Section 17.2 and ensure the compliance therewith by the Representatives.

          17.3 Further Actions and Assurances. ACGL, the Selling Stockholders, TDH and the Company will execute and deliver any and all documents, and will cause any and all other action to be taken, either before or after Closing, which may be necessary or proper to effect or evidence the provisions of this Agreement and the transactions contemplated hereby, including without limitation taking all actions that may be necessary or advisable to discharge all security, collateral, guarantee or similar arrangements relating to the TDH Notes. The Company will fully cooperate with ACGL in connection with the filing of ACGL's Form A with the Insurance Department.

          17.4 Counterparts. This Agreement may be executed in several counterparts each of which is an original and all of which taken together shall constitute a single instrument.

          17.5 Contents of Agreement; Parties in Interest, Etc. This Agreement sets forth the entire understanding of the parties. Any previous agreements or understandings between the parties (including the letter agreement between ACGL and TDH III, TDHCP and the Company dated November 17, 2000) regarding the subject matter hereof, and any amend-ments thereto, are merged into and superseded by this Agreement. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of all other parties hereto; provided, however, that ACGL may assign its rights, interests and obligations hereunder to any wholly owned subsidiary of ACGL as long as ACGL remains fully liable for its obligations hereunder.

          17.6 New York Law to Govern; Venue. This Agreement and all matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York. The parties hereto agree to submit to the personal and exclusive jurisdiction of the state and federal courts serving New York, New York with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process by registered or certified mail to such party hereto to serve legal process in any other manner permitted by law. Each party hereto irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          17.7 Section Headings and Gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

          17.8 Schedules and Exhibits. All Schedules and Exhibits referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

          17.9 Notices. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

                  If to the Company prior to Closing:

                           American Independent Insurance Company
                           633 Germantown Pike
                           Suite 208
                           Plymouth Meeting, Pennsylvania  19462
                               Tel: (610) 832-1199
                               Fax: (610) 832-0628
                           Attention:    William Lockhorn, President and
                                            Chief Executive Officer

                  Copies to:

                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, Pennsylvania  19103
                           Tel:    (215) 963-5000
                           Fax:    (215) 963-5299
                           Attention:    Stephen M. Goodman, Esq.

                  If to TDH:

                           TDH Capital Partners and TDH III, L.P.
                           919 Conestoga Rd.
                              Building 1, Suite 301
                          Rosemont, Pennsylvania 19010
                          Attention: James M. Buck III

                  Copies to:

                           Pepper Hamilton, LLP
                           3002 Logan Square
                              18th and Arch Streets
                             Philadelphia, PA 19103
                         Attention: Mike Friedman, Esq.

                    If to the Selling Stockholders (other than the Wilstein Group and Katz):

                           Lewis Small
                           1750 Oakwood Terrace, #17F
                           Penn Valley, Pennsylvania  19072
                               Tel: (610) 667-1225
                               Fax: (610) 667-3254

                           Richard Small
                           1416 Fort Washington Avenue
                           Ambler, Pennsylvania
                               Tel: (215) 793-0497
                               Fax: (215) 654-7922

                  If to Katz:

                           BCI Holdings, Inc.
                           1021 West 8th Avenue
                           King of Prussia, Pennsylvania  19406
                               Tel: (610) 491-4802
                               Fax: (610) 491-4990
                            Attention: Arnold M. Katz

                  If to the Wilstein Group:

                           Realtech
                           2080 Century Park East
                           Penthouse
                           Los Angeles, California  90067
                           Tel:    (310) 553-5116
                           Fax:    (310) 553-0205
                           Attention:  David Wilstein

                  Copies to:

                           Resch Polster Alpert & Berger LLP
                           10390 Santa Monica Boulevard
                           Fourth Floor
                           Los Angeles, California  90025
                           Tel:    (310) 277-8300
                           Fax:    (310) 552-3209
                           Attention:  Nicolas Ramniceanu, Esq.

                  If to ACGL or the Company after Closing:

                           Arch Capital Group Ltd.
                           20 Horseneck Lane
                           Greenwich, Connecticut  06830
                           Tel:    (203) 862-4300
                           Fax:    (203) 861-7240
                           Attention:    Peter A. Appel

                  Copies to:

                             Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Facsimile:    (212) 269-5420
                           Attention:    Immanuel Kohn, Esq.

          17.10 Antitrust Matters. ACGL, the Company and the Selling Stockholders will cause to be filed, and will cooperate with each other in connection with, all filings required to be made by the parties under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any successor law, regulations and rules promulgated pursuant to the HSR Act or any successor law, and shall observe the applicable waiting period (including any extensions thereof by reason of a request for additional information). ACGL, the Company and the Selling Stockholders will coordinate all filings made pursuant to the HSR Act so as to present the filings to the Federal Trade Commission and the Department of Justice at the time selected by the mutual agreement of the Selling Stockholders and ACGL and to avoid substantial errors or inconsistencies between the two in the description of the transaction. ACGL and the Company shall each pay one-half of all fees payable to the Federal Trade Commission in connection with the filings required to be made pursuant to the HSR Act.

          17.11 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the Untied States or any state hereof having jurisdiction over the parties and the matter (subject to Section 17.6) without the requirement of posting a bond or other security therefor, in addition to any other remedy to which they may be entitled, at law or in equity.

          17.12 Acknowledgment by ACGL; Releases; etc. (a) ACGL acknowledges that the representations and warranties by the Selling Stockholders and TDH are the sole and exclusive representations and warranties to ACGL in connection with the transactions contemplated by this Agreement, and ACGL understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including, but not limited to, any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company) are specifically disclaimed by the Selling Stockholders and TDH. ACGL understands that the representations and warranties of the Selling Stockholders and TDH contained in this Agreement will only survive the Closing Time as expressly set forth in Section 14.

          (b) Effective as of the Closing Time, each of ACGL, TDH and the Company hereby releases, acquits and forever discharges all claims, rights, demands, damages, costs, expenses, loss, liability actions and causes of actions, in law, in equity or in admiralty of whatever nature or description whatsoever which it now or hereafter may have against any Selling Stockholder (and any present or former affiliate, director, officer, employee, agent, attorney or fiduciary of any Selling Stockholder) based upon or arising out of or relating, directly or indirectly, to the business activities of any Selling Stockholder in connection with the Company and/or to any actions taken (or omitted to be taken) by any Selling Stockholder or any of them in connection with the Company at any time on or prior to the Closing Time, except as set forth explicitly in this Agreement and except with respect to any claim arising out of fraud.

          (c) Effective as of the Closing Time, each of the Selling Stockholders and the Company hereby releases, acquits and forever discharges all claims, rights, demands, damages, costs, expenses, loss, liability actions and causes of action, in law, in equity or in admiralty of whatever nature or description whatsoever which it now or hereafter may have against either ACGL or TDH (and any present or former affiliate (which term, for the purposes of this paragraph, shall include the Company, with respect to ACGL), director, shareholder, partner, officer, employee, agent, attorney or fiduciary of either ACGL or TDH) based upon or arising out of or relating, directly or indirectly, to the business activities in connection with the Company of either ACGL or TDH (and any present or former affiliate, director, shareholder, partner, officer, employee, agent, attorney or fiduciary of either ACGL or TDH) and/or to any actions taken (or omitted to be taken) by either ACGL or TDH (and any present or former affiliate, director, shareholder, partner, officer, employee, agent, attorney or fiduciary of either ACGL or TDH) in connection with the Company at any time on or prior to the Closing Time, other than as explicitly set forth in this Agreement and except with respect to any claim arising out of fraud.

          (d) Effective as of the Closing Time, each of TDH, ACGL and the Company, as applicable, hereby releases, acquits and forever discharges all claims, rights, demands, damages, costs, expenses, loss, liability actions and causes of action in law, in equity or in admiralty of whatever nature or description whatsoever which it now or hereafter may have against any of ACGL, TDH or the Company (and any present or former affiliate, director, partner, officer, employee, agent, attorney or fiduciary of any of ACGL, TDH or the Company) based upon or arising out of or relating, directly or indirectly, to the business activities of any of ACGL, TDH or the Company in connection with or by the Company and/or to any actions taken (or omitted to be taken) by any of ACGL, TDH or the Company in connection with or by the Company at any time on or prior to the Closing Time, except as set forth explicitly in this Agreement and except with respect to any claim arising out of fraud.

          17.13 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by ACGL, the Company and the Selling Stockholders; provided, however, that ACGL, the Company and the Selling Stockholders shall not amend or modify this Agreement in any way adverse to TDH without TDH's written consent. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the applicable parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

          17.14 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          17.15 Third Party Beneficiaries. Except as otherwise expressly set forth herein, no individual or entity shall be a third party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

          17.16 Construction and Interpretation. This Agreement has been negotiated by the undersigned and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement, or any provision of this Agreement, against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                          AMERICAN INDEPENDENT INSURANCE HOLDING COMPANY


                          By:    /s/ Lewis Small
                                 --------------------------------------
                                 Name: Lewis Small
                                 Title:

                          TDH CAPITAL PARTNERS


                          By:   /s/ J. Mahlon Buck, Jr.
                                --------------------------------------
                                 Name:  J. Mahlon Buck, Jr.
                                Title: President


                          TDH III, L.P.


                           By: /s/ James M. Buck, III
                                 --------------------------------------
                                 Name:  James M. Buck, III
                                 Title:  General Partner
                                         TDH III Partners, L.P.,
                                         its general partner

                               By: /s/ Lewis Small
                                   ---------------------------------
                                   LEWIS SMALL

                           RICHARD SMALL VOTING TRUST

                               By: /s/ Lewis Small
                                   ---------------------------------
                                   LEWIS SMALL

                          AMERICAN INDEPENDENT COMPANY VOTING TRUST


                          By:    /s/ Lewis Small
                                 ---------------------------------
                                   LEWIS SMALL

                             By: /s/ David Wilstein
                                 ---------------------------------
                                 DAVID WILSTEIN

                            By: /s/ Leonard Wilstein
                                 ---------------------------------
                                LEONARD WILSTEIN

                             By: /s/ Denise Wilstein
                                 ---------------------------------
                                 DENISE WILSTEIN

                              By: /s/ Gary Wilstein
                                 ---------------------------------
                                  GARY WILSTEIN

                             By: /s/ Ronald Wilstein
                                 ---------------------------------
                                 RONALD WILSTEIN

                          BCI HOLDINGS, INC.


                             By: /s/ Arnold M. Katz
                                 ---------------------------------
                                 Name:  Arnold M. Katz
                                 Title:

                          ARCH CAPITAL GROUP LTD.




                            By: /s/ Louis T. Petrillo
                                 ---------------------------------
                                 Name:  Louis T. Petrillo
                                 Title:  Senior Vice President,
                                         General Counsel and Secretary

                                                                       Exhibit A

                      List of Selling Stockholders and the
               Number of Shares Owned by Each Selling Stockholder

----------------------------- ------------------ ------------------- ---------------- ----------------- ----------------------
                                      Shares to Be        Shares to Be      Total Shares                      Purchase Price
Stockholder                           Purchased*          Redeemed*            Owned      Percentage          Allocation

Lewis Small                           1,377.70             1,711.30         3,089.00       41.51%             518,875.00
Richard Small                           430.39               534.61
Voting Trust                                                                  965.00       12.97%             162,125.00
David Wilstein                          303.87               377.45           681.32        9.16%             114,500.00
Leonard Wilstein                        303.87               377.45           681.32        9.16%             114,500.00
Denise Wilstein                         160.87               199.81           360.68        4.84%              60,500.00
Gary Wilstein                            80.44                99.90           180.34        2.42%              30,250.00
Ronald Wilstein                          80.44                99.90           180.34        2.42%              30,250.00
BCI Holdings, Inc.                      122.65               152.35           275.00        3.70%              46,250.00
American                                458.49               569.51
Independent
Company Voting
Trust                                                                       1,028.00       13.82%             172,750.00
                                   ===========            =========         ========      =======          =============
TOTAL                                 3,318.72             4,122.28         7,441.00      100.00%          $1,250,000.00
                                      ========             ========         ========      =======          =============

----------

*    Based on an assumption of an approximately $9.0 million gross award.

                                                                       Exhibit B

                         List of Outstanding Options and
                   Warrants to Purchase Shares of Common Stock


                                                        Number of Shares
Option/Warrant Holder            Security             Subject to Security

TDH III, L.P.                A-1 Warrant                        1,489

TDH III, L.P.                A-2 Warrant                          496.03*

TDH III, L.P.                B Warrant                            743.87

TDH Capital Partners         Class A Warrants                     315.85

TDH III, L.P.                Class A Warrants                     297.45

Stock Option Plan            Options                              992.22

ACGL                         Class A Warrants                     490.65

ACGL                         Class C Warrants                     645.52**


* Remain unissued by the Company because subject to issue upon events which have not occurred.

**   This number reflects increases made in September 2000.

                                                                       Exhibit C
                         Form of Company Counsel Opinion

          1. The Company and each Subsidiary is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to own and operate its properties and to conduct the business in which it is currently engaged.

          2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreement and to carry out the transactions contemplated thereby. The execution, delivery and performance by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company.

          3. The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

          4. Except as set forth on the Schedules to the Agreement and except for any necessary approval by the Insurance Department of the Commonwealth of Pennsylvania, the execution, delivery and performance by the Company of the Agreement and the consummation of the transactions therein contemplated do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party, and which is listed in the Schedules to the Agreement (collectively, "Contracts"), (ii) the articles of incorporation or by-laws of the Company, or
(iii) any judgment or order of which we have knowledge of any court or governmental agency or body having jurisdiction over the Company or any of its properties or any law, rule or regulation.

          5. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or threatened against or affecting the Company or any of its properties or assets that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Agreement.

          6. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Based on our review of the stock record books of the Company and a certificate of the Company, immediately prior to the Closing, 7,441 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. Except as set forth on Exhibit B to the Agreement, there are no preemptive rights, options, warrants or similar rights granted by the Company in respect of shares of capital stock of the Company or any other agreements to which the Company is a party providing for the issuance or sale by it of any securities.

                                                                       Exhibit D
                   Form of Selling Stockholder Counsel Opinion

          1. The Agreement has been duly executed and delivered by each of the Selling Stockholders and constitutes the legal, valid and binding obligation of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms.

          2. Immediately prior to the date hereof each Selling Stockholder had good and valid title to the Shares to be sold by such Selling Stockholder on the date hereof by each Selling Stockholder under the Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by each Selling Stockholder thereunder.

          3. Good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to ACGL, who has purchased the Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the UCC.

                                                                       Exhibit E

          Hypothetical Example of Allocation of Lawsuit Gross Proceeds

          Set forth on the pages that follow are data which show the hypothetical allocation of the proceeds from the Lawsuits. No assurances can be, or are intended to be, given by the following data as to the actual amount of proceeds which may be received with respect to the Lawsuits (or that there will be any such proceeds), other than as specifically provided in the Agreement, or as to the actual distribution of Lawsuit Gross Proceeds or the Tax consequences to the Company.

          The following data assume:

          o NOLCs other than Post-Closing Tax Attributes will be available to offset any Taxes imposed or to be imposed on the Company or any Subsidiary in connection with the Lawsuit Gross Proceeds which may be received with respect to the Lawsuits.

          o Bill Kuntz, Ira Silverstein and Mark Mendel receive 10%, 5% and 15%, respectively, pursuant to the contingency fee arrangements agreed upon with them prior to the Closing Date and as described on Schedule 4.2 to this Agreement.

          o The first $12.0 million in proceeds from the Lawsuits are awarded with respect to the State Lawsuits.

          o Future expenses with respect to the State Lawsuits total $150,000, and, including the federal Lawsuits, such expenses total $400,000.

          o Previously booked expenses with respect to the Lawsuits total $750,000.

          o Fred Gitterman receives 4% of the Company's award net of all expenses listed above him in the following table.

          To the extent that the foregoing assumptions differ from actual results and expenses, the data that follow showing the hypothetical allocation of proceeds from the Lawsuits will not reflect the actual distribution of Gross Lawsuit Proceeds.

                                                                       Exhibit E
                                                                     (continued)

          Hypothetical Example of Allocation of Lawsuit Gross Proceeds



(a)      Gross Lawsuit Proceeds*                   $3,000,000     $4,000,000      $5,000,000

(b)      To the Selling Stockholders (under
         Section 4.2(c))                                    0              0          93,750

(c)      Company award                              3,000,000      4,000,000       4,906,250

(d)      To Bill Kuntz (under Section 4.1(a))
                                                      300,000        400,000         500,000

(e)      To Ira Silverstein (under
         Section 4.1(a))                              150,000        200,000         250,000

(f)      To Mark Mendel (under Section 4.1(a))
                                                      450,000        600,000         750,000

(g)      For future expenses (under
         Section 4.1(a))                              150,000        150,000         150,000

(h)      For previous expenses (under
         Section 4.1(a))**                             750,000        750,000         750,000

(i)      To Fred Gitterman (under
         Section 4.1(b))                               48,000         76,000         100,250

(j)      Lawsuit Net Proceeds                       1,902,000      2,574,000       3,156,000

(k)      To TDH (under Section 4.1(d))              1,300,000      1,365,000       1,500,000

(l)      Net of TDH                                   602,000      1,209,000       1,656,000

(m)      To the Selling Stockholders
         (under Section 4.1(d))                       402,000        837,292       1,142,463




* Net of any Taxes imposed or expected to be imposed on the Company or any Subsidiary in connection with such proceeds.

**   Not to be considered for purposes of distribution under lines (k) through
     (n) and is not related to the Lawsuit Net Proceeds calculation. Any amounts recovered from the Company's director's and officer's insurance carrier for legal fees paid to Ira Silverstein shall reduce the amount reimbursed to the Company for previous expenses under Section 4.1(a), to the extent such payments are included in line (h).

                                                                       Exhibit E
                                                                     (continued)

          Hypothetical Example of Allocation of Lawsuit Gross Proceeds


(n)      To ACGL (under Section 4.1(d))              $200,000       $371,708        $513,537

                                                                       Exhibit E
                                                                     (continued)

          Hypothetical Example of Allocation of Lawsuit Gross Proceeds


(a)      Gross Lawsuit Proceeds*                $6,000,000       $7,000,000     $8,000,000

(b)      To the Selling Stockholders (under
         Section 4.2(c))                           187,500          281,250        375,000

(c)      Company award                           5,812,500        6,718,750      7,625,000

(d)      To Bill Kuntz (under Section 4.1(a))
                                                   600,000          700,000        800,000

(e)      To Ira Silverstein (under
         Section 4.1(a))                           300,000          350,000        400,000

(f)      To Mark Mendel (under Section 4.1(a))
                                                   900,000        1,050,000      1,200,000
(g)      For future expenses (under
         Section 4.1(a))                           150,000          150,000        150,000

(h)      For previous expenses (under
         Section 4.1(a))**                         750,000          750,000        750,000

(i)      To Fred Gitterman (under
         Section 4.1(b))                           124,500          148,750        173,000

(j)      Lawsuit Net Proceeds                    3,738,000        4,320,000      4,902,000

(k)      To TDH (under Section 4.1(d))           1,911,600        2,292,000      2,622,400

(l)      Net of TDH                              1,826,400        2,028,000      2,279,600

(m)      To the Selling Stockholders (under
         Section 4.1(d))                         1,251,084        1,351,084      1,451,084

(n)      To ACGL (under Section 4.1(d))           $575,316         $676,916       $828,516

* Net of any Taxes imposed or expected to be imposed on the Company or any Subsidiary in connection with such proceeds.

**   Not to be considered for purposes of distribution under lines (k) through
     (n) and is not related to the Lawsuit Net Proceeds calculation. Any amounts recovered from the Company's director's and officer's insurance carrier for legal fees paid to Ira Silverstein shall reduce the amount reimbursed to the Company for previous expenses under Section 4.1(a), to the extent such payments are included in line (h).

                                                                       Exhibit E
                                                                     (continued)


          Hypothetical Example of Allocation of Lawsuit Gross Proceeds


(a)      Gross Lawsuit Proceeds*                 $9,000,000     $10,000,000   $11,000,000

(b)      To the Selling Stockholders (under
         Section 4.2(c))                            468,750         562,500       750,000

(c)      Company award                            8,531,250       9,437,500    10,250,000

(d)      To Bill Kuntz (under Section 4.1(a))
                                                    900,000       1,000,000     1,100,000
(e)      To Ira Silverstein (under
         Section 4.1(a))                            450,000         500,000       550,000

(f)      To Mark Mendel (under Section 4.1(a))
                                                  1,350,000       1,500,000     1,650,000
(g)      For future expenses (under
         Section 4.1(a))                            150,000         150,000       150,000

(h)      For previous expenses (under
         Section 4.1(a))**                          750,000         750,000       750,000

(i)      To Fred Gitterman (under
         Section 4.1(b))                            197,250         221,500       242,000

(j)      Lawsuit Net Proceeds                     5,484,000       6,066,000     6,558,000

(k)      To TDH (under Section 4.1(d))            2,977,800       3,333,200     3,688,600

(l)      Net of TDH                               2,506,200       2,732,800     2,869,400

(m)      To the Selling Stockholders



* Net of any Taxes imposed or expected to be imposed on the Company or any Subsidiary in connection with such proceeds.

**   Not to be considered for purposes of distribution under lines (k) through
     (n) and is not related to the Lawsuit Net Proceeds calculation. Any amounts recovered from the Company's director's and officer's insurance carrier for legal fees paid to Ira Silverstein shall reduce the amount reimbursed to the Company for previous expenses under Section 4.1(a), to the extent such payments are included in line (h).

                                                                       Exhibit E
                                                                     (continued)


          Hypothetical Example of Allocation of Lawsuit Gross Proceeds


         (under Section 4.1(d))                   1,551,084       1,651,084     1,751,084

(n)      To ACGL (under Section 4.1(d))            $955,116      $1,081,716    $1,118,316

                                                                       Exhibit E
                                                                     (continued)



          Hypothetical Example of Allocation of Lawsuit Gross Proceeds



(a)      Gross Lawsuit Proceeds*                       $12,000,000           $13,000,000             $14,000,000

(b)      To the Selling Stockholders (under
         Section 4.2(c))                                   937,500             1,000,000               1,000,000

(c)      Company award                                  11,062,500            12,000,000              13,000,000

(d)      To Bill Kuntz (under Section 4.1(a))
                                                         1,200,000             1,300,000               1,400,000
(e)      To Ira Silverstein (under
         Section 4.1(a))                                   600,000               650,000                 700,000

(f)      To Mark Mendel (under Section 4.1(a))
                                                         1,800,000             1,950,000               2,100,000
(g)      For future expenses (under
         Section 4.1(a))                                   150,000               400,000                 400,000

(h)      For previous expenses (under
         Section 4.1(a))**                                 750,000               750,000                 750,000

(i)      To Fred Gitterman (under
         Section 4.1(b))                                   262,500               278,000                 306,000

(j)      Lawsuit Net Proceeds                            7,050,000             7,422,000               8,094,000

(k)      To TDH (under Section 4.1(d))                   4,044,000             4,231,400               4,411,800



----------
* Net of any Taxes imposed or expected to be imposed on the Company or any Subsidiary in connection with such proceeds.


**   Not to be considered for purposes of distribution under lines (k) through
     (n) and is not related to the Lawsuit Net Proceeds calculation. Any amounts recovered from the Company's director's and officer's insurance carrier for legal fees paid to Ira Silverstein shall reduce the amount reimbursed to the Company for previous expenses under Section 4.1(a), to the extent such payments are included in line (h).

                                                                       Exhibit E
                                                                     (continued)



          Hypothetical Example of Allocation of Lawsuit Gross Proceeds



(l)      Net of TDH                                      3,006,000             3,190,600               3,682,200

(m)      To the Selling Stockholders (under
         Section 4.1(d))                                 1,851,084             1,943,384               2,189,184

(n)      To ACGL (under Section 4.1(d))                 $1,154,916            $1,247,216              $1,493,016


                                                                       Exhibit E
                                                                     (continued)


          Hypothetical Example of Allocation of Lawsuit Gross Proceeds


(a)      Gross Lawsuit Proceeds*               $15,000,000     $16,000,000     $17,000,000

(b)      To the Selling Stockholders (under
         Section 4.2(c))                           1,000,000       1,000,000       1,000,000

(c)      Company award                            14,000,000      15,000,000      16,000,000

(d)      To Bill Kuntz (under Section 4.1(a))
                                                   1,500,000       1,600,000       1,700,000
(e)      To Ira Silverstein (under
         Section 4.1(a))                             750,000         800,000         850,000

(f)      To Mark Mendel (under Section 4.1(a))
                                                   2,250,000       2,400,000       2,550,000
(g)      For future expenses (under
         Section 4.1(a))                             400,000         400,000         400,000

(h)      For previous expenses (under
         Section 4.1(a))**                           750,000         750,000         750,000

(i)      To Fred Gitterman (under
         Section 4.1(b))                             334,000         362,000         390,000

(j)      Lawsuit Net Proceeds                      8,766,000       9,438,000      10,110,000

(k)      To TDH (under Section 4.1(d))             4,592,200       4,772,600       4,953,000


----------

* Net of any Taxes imposed or expected to be imposed on the Company or any Subsidiary in connection with such proceeds.


**   Not to be considered for purposes of distribution under lines (k) through
     (n) and is not related to the Lawsuit Net Proceeds calculation. Any amounts recovered from the Company's director's and officer's insurance carrier for legal fees paid to Ira Silverstein shall reduce the amount reimbursed to the Company for previous expenses under Section 4.1(a), to the extent such payments are included in line (h).

                                                                       Exhibit E
                                                                     (continued)


          Hypothetical Example of Allocation of Lawsuit Gross Proceeds



(l)      Net of TDH                                4,173,800       4,665,400       5,157,000

(m)      To the Selling Stockholders (under
         Section 4.1(d))                           2,434,984       2,680,784       2,926,584

(n)      To ACGL (under Section 4.1(d))           $1,738,816      $1,984,616      $2,230,416

                                                                       Exhibit E
                                                                     (continued)


          Hypothetical Example of Allocation of Lawsuit Gross Proceeds



(a)      Gross Lawsuit Proceeds*                       $18,000,000           $19,000,000             $20,000,000

(b)      To the Selling Stockholders (under
         Section 4.2(c))                                 1,000,000             1,000,000               1,000,000

(c)      Company award                                  17,000,000            18,000,000              19,000,000

(d)      To Bill Kuntz (under Section 4.1(a))
                                                         1,800,000             1,900,000               2,000,000
(e)      To Ira Silverstein (under
         Section 4.1(a))                                   900,000               950,000               1,000,000

(f)      To Mark Mendel (under Section 4.1(a))
                                                         2,700,000             2,850,000               3,000,000
(g)      For future expenses (under
         Section 4.1(a))                                   400,000               400,000                 400,000

(h)      For previous expenses (under
         Section 4.1(a))**                                 750,000               750,000                 750,000

(i)      To Fred Gitterman (under
         Section 4.1(b))                                   418,000               446,000                 474,000

(j)      Lawsuit Net Proceeds                           10,782,000            11,454,000              12,126,000

(k)      To TDH (under Section 4.1(d))                   5,133,400             5,313,800               5,494,200

(l)      Net of TDH                                      5,648,600             6,140,200               6,631,800

(m)      To the Selling Stockholders

----------
* Net of any Taxes imposed or expected to be imposed on the Company or any Subsidiary in connection with such proceeds.

**   Not to be considered for purposes of distribution under lines (k) through
     (n) and is not related to the Lawsuit Net Proceeds calculation. Any amounts recovered from the Company's director's and officer's insurance carrier for legal fees paid to Ira Silverstein shall reduce the amount reimbursed to the Company for previous expenses under Section 4.1(a), to the extent such payments are included in line (h).

                                                                       Exhibit E
                                                                     (continued)



          Hypothetical Example of Allocation of Lawsuit Gross Proceeds


         (under Section 4.1(d))                          3,172,384             3,418,184               3,663,984

(n)      To ACGL (under Section 4.1(d))                 $2,476,216            $2,722,016              $2,967,816



                                                                       Exhibit F

                      Distribution of Lawsuit Net Proceeds


Range of Lawsuit Net Proceeds        $0 - 1,902,000       Range of Lawsuit Net Proceeds    4,902,000 - 5,484,000
TDH Percentage                           68.35%           TDH Percentage                           61.07%
Selling Stockholders
Percentage*                              21.14%           Selling Stockholders                     17.18%
                                                          Percentage
Company Percentage                       10.52%           Company Percentage                       21.75%

Range of Lawsuit Net Proceeds     1,902,000 - 2,574,000   Range of Lawsuit Net Proceeds    5,484,000 - 6,066,000
TDH Percentage                            9.67%           TDH Percentage                           61.07%
Selling Stockholders Percentage
                                         64.78%           Selling Stockholders                     17.18%
                                                          Percentage
Company Percentage                       25.55%           Company Percentage                       21.75%

Range of Lawsuit Net Proceeds     2,574,000 - 3,156,000   Range of Lawsuit Net Proceeds    6,066,000 - 6,558,000
TDH Percentage                           23.20%           TDH Percentage                           72.24%
Selling Stockholders Percentage
                                         52.43%           Selling Stockholders                     20.33%
                                                          Percentage
Company Percentage                       24.37%           Company Percentage                       7.44%

Range of Lawsuit Net Proceeds     3,156,000 - 3,738,000   Range of Lawsuit Net Proceeds    6,558,000 - 7,050,000
TDH Percentage                           70.72%           TDH Percentage                           72.24%
Selling Stockholders Percentage
                                         18.66%           Selling Stockholders                     20.33%
                                                          Percentage
Company Percentage                       10.61%           Company Percentage                       7.44%

Range of Lawsuit Net Proceeds     3,738,000 - 4,320,000   Range of Lawsuit Net Proceeds    7,050,000 - 7,422,000
TDH Percentage                           65.36%           TDH Percentage                           50.38%
Selling Stockholders Percentage
                                         17.18%           Selling Stockholders                     24.81%
                                                          Percentage
Company Percentage                       17.46%           Company Percentage                       24.81%

Range of Lawsuit Net Proceeds     4,320,000 - 4,902,000   Range of Lawsuit Net Proceeds     $7,422,000 and above
TDH Percentage                           56.77%           TDH Percentage                           26.85%


----------
* The ultimate dollar amount of the Selling Stockholders percentage throughout this Exhibit F shall be distributed to the Selling Stockholders in the percentages set forth on Exhibit A.

                                                                       Exhibit F
                                                                     (continued)



Selling Stockholders Percentage      17.18%           Selling Stockholders              36.58%
                                                      Percentage
Company Percentage                   26.05%           Company Percentage                36.58%



                                      F-2